UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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THE E. W. SCRIPPS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE E. W. SCRIPPS COMPANY

Scripps Center

312 Walnut Street

Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 4, 2015

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY

The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, Ohio, on Monday, May 4, 2015, at 4:00 p.m., local time, for the following purposes:

1.     to elect directors;

2.     to hold an advisory (non-binding) vote to approve named executive officer compensation (a “say-on-pay vote”);

3.     to approve an amendment to The E. W. Scripps Company 2010 Long-Term Incentive Plan; and

4.     to transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on March 11, 2015, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

If you plan to attend the meeting and need special assistance because of a disability, please contact the secretary’s office at secretary@scripps.com.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about March 23, 2015, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and were provided access to our proxy materials over the Internet. The proxy materials include the 2014 Annual Report to Shareholders and the Proxy Statement.

We encourage you to attend the Annual Meeting of Shareholders. However, it is important that your shares be represented whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting of Shareholders, please vote as instructed on the Notice, via the Internet or the telephone, as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

Your proxy is being solicited by the board of directors.

Julie L. McGehee, Esq.
Secretary and Vice President

March 23, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2015
The Proxy Statement and Annual Report to Shareholders are available without charge at http://www.materials.proxyvote.com/811054

The E. W. Scripps Company

312 Walnut Street

Cincinnati, Ohio 45202

PROXY STATEMENT

2015 ANNUAL MEETING
May 4, 2015

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of The E. W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Monday, May 4, 2015, at the Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, Ohio, at 4:00 p.m. local time.

The close of business on March 11, 2015, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On March 23, 2015, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES

On March 11, 2015, the Company had outstanding 45,451,958 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 11,932,722 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

To have a quorum necessary to conduct business at the meeting, it is necessary to have shares that represent (in person or by proxy) the holders of (i) a majority of our Class A Common Shares outstanding on the record date, and (ii) a majority of our Common Voting Shares outstanding on the record date. Shares represented in person or by proxy (including shares that abstain or do not vote with respect to a particular proposal and “broker non-votes” for proposals of routine matters) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

If you are a shareholder of record (i.e., you directly hold your shares through an account with our transfer agent, Computershare), you can vote using one of the three methods described below. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote using the methods provided by your nominee.

VOTE BY INTERNET	VOTE BY PHONE	TO REQUEST PAPER VOTING MATERIALS
www.proxyvote.com	1-800-690-6903	1-800-579-1639 OR sendmaterial@proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information.	Use any touch-tone telephone to transmit your voting instructions.

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SOLICITATION OF PROXIES

The solicitation of proxies is made by and on behalf of the board of directors. The Company will pay the cost of the solicitation of proxies, including the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares. The Company has retained Broadridge Financial Solutions, Inc. at an estimated cost of $6,000 to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals.

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PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

A board of nine directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and six by the holders of Common Voting Shares voting separately as a class. The nominating & governance committee recommended to the board of directors each of the nominees set forth below. In the election, the nominees receiving the greatest number of votes will be elected. Directors are elected by the shareholders for terms of one year and hold office until their successors are elected and qualify.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the six directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

Paul K. Scripps, a director since 1986, is retiring from service to the Company and is not standing for re-election to the board. The board of directors has nominated Charles L. Barmonde to fill the seat that will be vacated by Mr. Scripps.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR WHICH YOU ARE ENTITLED TO VOTE FOR ELECTION AS A DIRECTOR.

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REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

Name	Age	Director Since	Principal Occupation or Occupations/Business Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares

Roger L. Ogden(1)	69	2008	Retired since July 2007. President and General Manager of KUSA Denver from August 1997 until July 2005. President and CEO of Gannett Broadcasting from July 2005 until July 2007. Senior Vice President of Design, Innovation and Strategy for Gannett Co., Inc. from June 2006 until July 2007.
J. Marvin Quin	67	2009	Retired since May 2008. Chief Financial Officer of Ashland Inc. from 1992 until April 2008. Various executive positions with Ashland from June 1972 through May 2008. Lead director since 2013.
Kim Williams(2)	59	2008	Retired since 2006. Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP from 1995 until 2001. Senior Vice President, Partner, Global Industry Analyst from 1986 until 1995.

Nominees for Election by Holders of Common Voting Shares

Charles L. Barmonde(5)	39	—	Private investor, educator and entrepreneur. Sole proprietor of Barmonde Studios, a fine craft ceramics studio, and founder of Arch Contemporary Ceramics, a retail ceramics gallery. Trustee of the Scripps Howard Foundation since 2009.
Richard A. Boehne(3)	58	2008	Chairman of the Board, President and Chief Executive Officer since 2013. President and Chief Executive Officer of the Company since July 2008. Executive Vice President and Chief Operating Officer from April 2006 to June 2008. Executive Vice President from February 1999 until June 2008.
Kelly P. Conlin	55	2013	Chairman and Chief Executive Officer of NameMedia, Inc. since 2006.
John W. Hayden(4)	57	2008	President and CEO of CJH Consulting. President and CEO of The Midland Company from 1988 to 2010.
Anne M. La Dow(5)	56	2012	Private investor and former Human Resources Director of the Ventura County Star.
Mary McCabe Peirce(5)(6)	66	2008	Trustee of The Edward W. Scripps Trust since March 2008.

(1)	Mr. Ogden is a director of Chyron Corporation (a provider of broadcast graphics hardware, software and associated services to the television industry) and Worthpoint Company (an online resource for collectors).

(2)	Ms. Williams is a director of Weyerhauser Company (a forest products company) and Xcel Energy, Inc. (a utility company).

(3)	Mr. Boehne is a director of the Associated Press (an independent newsgathering organization).

(4)	Mr. Hayden is a director of Ohio National Financial Services (a mutual insurance and financial services company), CenterBank (a financial services company) and Hauser Private Equity (a private equity fund manager).

(5)	Mr. Barmonde, Ms. La Dow and Ms. Peirce are all Signatories to the Scripps Family Agreement. Ms. La Dow and Ms. Peirce are second cousins. Mr. Barmonde is the son of Ms. Peirce.

(6)	Ms. Peirce is a director of Scripps Networks Interactive, Inc. (a diversified media company).

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REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2015, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. The percentages shown in the table are based on 45,293,298 Class A Common Shares and 11,932,722 Common Voting Shares outstanding as of January 31, 2015.

Name and Address of Beneficial Owner	Class A Common Shares	Percent of Class	Common Voting Shares	Percent of Class

Signatories to Scripps Family Agreement(1) Bruce W. Sanford, Esq. Baker & Hostetler LLP Washington Square, Suite 1100 1050 Connecticut Avenue, NW Washington, DC 20036-5304	12,084,269	26.7%	11,130,723	93.3%

Dimensional Fund Advisors LP(2) Building One 6300 Bee Cave Road Austin, TX 78746	3,707,731	8.2%	—	—

JPMorgan Chase & Co.(3) 270 Park Ave New York, NY 10017	3,089,011	6.8%	—	—

Blackrock, Inc.(4) 55 East 52nd Street New York, NY 10022	3,063,801	6.8%	—	—

The Bank of New York Mellon Corporation(5) One Wall Street, 31st Floor New York, NY 10286	2,485,117	5.5%	—	—

(1)	The information in the table and this footnote is based on information provided to the Company by Miramar Services, Inc. and information contained in Amendment 5 (dated July 31, 2014) to a Schedule 13D filed with the Securities and Exchange Commission by descendants of Robert P. Scripps, descendants of John P. Scripps, certain trusts of which descendants of John P. Scripps or Robert P. Scripps are trustees or beneficiaries, and an estate of a descendant of Robert P. Scripps, all of whom or which are Signatories to the Scripps Family Agreement, which governs the voting of all Common Voting Shares held by them. Miramar Services, Inc. provides administrative services to certain members of the Scripps Family. The Signatories to the Scripps Family Agreement report shared voting power with each other with respect to the Common Voting Shares shown in the table. In addition to these Common Voting Shares, according to such Schedule 13D, two of the Signatories act as co-guardians with respect to 534,666 Common Voting Shares on behalf of a minor descendant who is not a party to the Scripps Family Agreement, and another Signatory acts as a trust advisor to trusts holding 267,333 Common Voting Shares for the benefit of certain minor descendants who are not party to the Scripps Family Agreement. Signatories of the Scripps Family Agreement also own 12,084,269 Class A Common Shares, and have the right to acquire 164,310 additional Class A Common Shares subject to currently exercisable options. Such options are held by Mr. Paul K. Scripps, who is a director of the Company, and Mr. Edward W. Scripps, Jr. and Ms. Nackey E. Scagliotti, who are former directors of the Company. Class A Common Shares are not subject to the Scripps Family Agreement. The two Signatories mentioned above who act as co-guardians on behalf of a minor descendant who is not a party to the Scripps Family Agreement may be deemed to share beneficial ownership of a total of 653,204 Class A Common Shares held for the benefit of such minor descendant. The Signatory referred to above who acts as a trust advisor to trusts for the benefit of certain other minor descendants who are not party to the Scripps Family Agreement may be deemed to beneficially own 326,601 Class A Common Shares as trust advisor for such minor descendants. No single individual or trust that is a Signatory beneficially owns 5% or more of the Company’s outstanding Class A Common Shares. The following Signatories may be deemed to beneficially own, or share beneficial ownership with other Signatories of, more than 5 percent of the Common Voting Shares as a result of direct ownership or indirect ownership as trustees for various trusts or as co-guardians or advisors for the above-referenced minors: Barbara Victoria Scripps Evans (6.8%); Elizabeth A. Logan (6.7%); Mary McCabe Peirce (6.7%); Paul K. Scripps (6.4%); Peter R. La Dow (8.4%); Rebecca Scripps Brickner (6.7%); Virginia S. Vasquez (6.7%); Charles E. Scripps, Jr. (5.2%); Eaton M. Scripps (5.2%); and Edward W. Scripps, Jr. (5.2%). See “Related Party Transactions – Scripps Family Agreement” below. The reporting parties filing the Schedule 13D are Virginia S. Vasquez, Rebecca Scripps Brickner, Estate of Robert P. Scripps, Jr., Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Mary Ann S. Sanchez, Margaret E. Scripps (Klenzing), William H. Scripps, Marilyn J. Scripps (Wade), Adam R. Scripps, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Peter M. Scripps, Barbara Victoria Scripps Evans, Molly E. McCabe, John P. Scripps Trust FBO Peter M. Scripps under agreement dated 2/10/77, John P. Scripps Trust FBO Paul K. Scripps under agreement dated 2/10/77, John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, John P. Scripps Trust FBO Barbara Scripps Evans under agreement dated 2/10/77, John Peter Scripps 1983 Trust, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust under agreement dated 10/27/2011, The La Dow Family Trust under agreement dated 6/29/2004, John P. Scripps Trust FBO John Peter Scripps under agreement dated 12/28/84, John P. Scripps Trust FBO Ellen McRae Scripps under agreement dated 12/28/84, John P. Scripps Trust FBO Douglas A. Evans under agreement dated 12/24/84, Douglas A. Evans 1983 Trust, Ellen McRae Scripps 1983 Trust, Victoria S. Evans Trust under agreement dated 5/19/2004, Peter M. Scripps Trust under agreement dated 11/13/2002, Paul K. Scripps Family Revocable Trust under agreement dated 2/7/1994, Thomas S. Evans Irrevocable Trust under agreement dated 11/13/2012, Thomas S. Evans, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Charles Kyne McCabe, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Nackey E. Scagliotti, Cynthia J. Scripps, Edith L. Tomasko, Mary McCabe Peirce, Elizabeth A. Logan, Eva Scripps Attal, John P. Scripps, Eaton M. Scripps, Megan Scripps Tagliaferri, Ellen McRae Scripps, Careen Cardin and Cody Dubuc.

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(2)	Dimensional Fund Advisors LP filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 5, 2015. The information in the table is based on the information contained in such filing for the year ended 2014. Such report states that Dimensional Funds Advisors LP, has sole voting power over 3,563,489 shares and sole investment power over 3,707,731 shares.

(3)	JPMorgan Chase & Co. filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 2, 2015. The information in the table is based on the information contained in such filing for the year ended 2014. Such report states that JPMorgan Chase &Co. has sole voting power over 2,727,017 shares, shared voting power over 21 shares, sole investment power over 3,088,990 shares and shared investment power over 21 shares.

(4)	Blackrock, Inc. filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 12, 2015. The information in the table is based on the information contained in such filing for the year ended 2014. Such report states that Blackrock, Inc. has sole voting power over 2,992,293 shares and sole investment power over 3,063,801 shares.

(5)	The Bank of New York Mellon Corporation filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 9, 2015. The information in the table is based on the information contained in such filing for the year ended 2014. Such report states that The Bank of New York Mellon Corporation has sole voting power over 2,295,183 shares, sole investment power over 1,546,678 shares and shared investment power over 881,494 shares.

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REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2015, by each director and each nominee for election as a director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. As of January 31, 2015, there were 45,293,298 Class A Common Shares outstanding and 11,932,722 Common Voting Shares outstanding. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

Name of Individual or Number of Persons in Group	Class A Common Shares(1)	Exercisable Options(2)	Restricted Share Units(3)	Total Class A Common Shares(5)	Percent of Class	Common Voting Shares	Percent of Class
Richard A. Boehne	384,578	410,798	153,150	948,526	2.1%	—	—
Charles L. Barmonde(7)	—	—	—	—	*	1,000	*
Kelly P. Conlin	3,918	—	—	3,918	*	—	—
John W. Hayden(4)	51,025	104,000	—	155,025	*	—	—
Anne M. La Dow(6) (7)	7,102	—	—	7,102	*	39,552	*
Roger L. Ogden	51,068	70,574	—	121,642	*	—	—
Mary McCabe Peirce(7) (8)	996,213	—	—	996,213	2.2%	799,999	6.7%
J. Marvin Quin(4)	58,653	—	—	58,653	*	—	—
Paul K. Scripps(7) (9)	61,454	65,726	—	127,180	*	753,475	6.3%
Kim Williams(4)	51,092	104,000	—	155,092	*	—	—
William Appleton	87,857	—	49,445	137,302	*	—	—
Brian G. Lawlor	40,430	—	—	40,430	*	—	—
Timothy E. Stautberg	189,126	—	—	189,126	*	—	—
Timothy M. Wesolowski	53,293	—	—	53,293	*	—	—
Other officers not named individually(10)	59,449	—	12,346	71,795	*	—	—
All directors and executive officers as a group (17 persons)	2,095,258	755,098	214,941	3,065,297	6.8%	1,594,026	13.4%

*	Shares owned represent less than 1 percent of the outstanding shares of such class of stock.

(1)	The shares listed for each of the executive officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.

(2)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying options exercisable at January 31, 2015, and options that will be exercisable within 60 days of January 31, 2015.

(3)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying restricted share units that are convertible within 60 days of January 31, 2015, and have no additional vesting requirements.

(4)	In addition to the shares listed, the director defers a portion of his or her director fees into a “phantom shares” account. These “phantom shares” have no voting or other rights. Mr. Hayden has 58,653 phantom shares and has chosen payment in cash rather than payment in Class A Common Shares. Mr. Quin has 14,553 phantom shares and Ms. Williams has 30,335 phantom shares and both have elected payment in Class A Common Shares.

(5)	None of the shares listed for any officer or director is pledged as security for any obligation.

(6)	Includes shares held by the Anne M. La Dow Trust under agreement dated 10/27/2011, of which Ms. La Dow is trustee.

(7)	Mr. Barmonde, Ms. Peirce, Ms. La Dow and Mr. Scripps are Signatories to the Scripps Family Agreement. See “Related Party Transactions –Scripps Family Agreement” below.

(8)	Includes 653,204 Class A Common Shares and 534,666 Common Voting Shares held as co-guardian with Elizabeth A. Logan for the benefit of a minor who is not a party to the Scripps Family Agreement.

(9)	Class A Shares and Common Voting Shares also include shares held by (a)(i) the John P. Scripps Trust FBO Barbara Scripps Evans under agreement dated 2/10/77, (ii) the John P. Scripps Trust FBO Paul K. Scripps under agreement dated 2/10/77, (iii) the John P. Scripps Trust FBO Peter M. Scripps under agreement dated 2/10/77, (iv) the John P. Scripps Trust FBO Ellen M. Scripps U/A DTD 12/27/1984, (v) the John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, of which the Reporting Person is a co-trustee with Ms. Evans and Mr. La Dow, and (b) the Paul K. Scripps Family Revocable Trust under agreement dated 2/7/1994, of which the Reporting Person is trustee.

(10)	The shares listed include shares beneficially owned by three executive officers who are not listed individually.

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REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2014 Board Meetings

During 2014, the board held four regularly scheduled meetings and six telephonic meetings. All directors attended at least 75 percent of the meetings of the board and of the committees on which they served during 2014.

Executive Sessions of Directors

During 2014, executive sessions of non-management directors were held regularly. The director who presided at these meetings was the lead independent director or another director selected by the board at the time of such meeting.

Committee Charters

The charters of the audit, compensation and nominating & governance committees are available for review on the Company’s Web site at www.scripps.com by first clicking on “Investor Information” and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee. Richard A. Boehne and J. Marvin Quin are the members of the executive committee. This committee may exercise all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees. The executive committee meets only as necessary. During 2014, the executive committee did not hold any meetings.

Audit Committee. J. Marvin Quin (chair), Kelly P. Conlin, John W. Hayden and Kim Williams are the members of the audit committee. The purpose of the committee is to assist the board in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the review of the Company’s enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2014, the audit committee held four meetings.

Compensation Committee. Roger L. Ogden (chair), Mary McCabe Peirce and Kim Williams are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board’s responsibilities relating to compensation of the Company’s directors and officers. The committee reviews and approves the company’s compensation principles that apply generally to Company employees. It also reviews and approves the Company’s goals and objectives relevant to compensation of the chief executive officer and executive officers with the title of senior vice president or higher (“senior executives”) and evaluates their performance in light of those goals and objectives. Annually, the compensation committee conducts a performance review of the chief executive officer the results of which are shared with the entire board of directors. With respect to senior executives, the committee reviews and approves a peer group of companies against which it compares the Company’s compensation programs and practices for senior executives and directors. The committee reviews all of the components of the chief executive officer’s and the senior executives’ compensation, including goals and objectives, employment arrangements, severance arrangements or plans, incentive plans, employee benefit plans, perquisite arrangements, the Incentive Compensation Recoupment Policy (“claw-back policy”) and stock ownership guidelines, and makes recommendations to the board of directors. The committee has the authority to administer the cash-based incentive plans, severance arrangements or plans and change in control arrangements or plans covering the chief executive officer and senior executives. The committee is also responsible for reviewing the result of any shareholder advisory votes regarding the compensation of the Company’s named executive officers and making recommendations to the board on how to respond to those votes as well as recommending to the board whether to hold the shareholder advisory vote every one, two or three years. The committee oversees the annual review of the Company’s compensation policies and practices for all employees, including non-senior executives, to determine whether they create financial risks.

With respect to any funded employee benefit plans covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the committee has the definitive authority to appoint and terminate the named fiduciary or named fiduciaries of such plan(s). The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers or directors. In 2014, the committee retained Meridian Compensation Partners, LLC to assist

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it in developing and reviewing our executive and director compensation strategy and program. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosures included in the Company’s proxy statement. During 2014, the compensation committee held four meetings and one telephonic meeting.

Nominating & Governance Committee. John W. Hayden (chair), Anne M. La Dow and Paul K. Scripps are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the board by identifying individuals qualified to become board members and to recommend director nominees to the board; (2) to recommend to the board corporate governance principles that might be applicable to the Company; (3) to lead the board in its annual review of the board’s performance; and (4) to recommend to the board nominees for each committee of the board. During 2014, the nominating & governance committee held four meetings.

On February 24, 2015, Paul K. Scripps announced his retirement from the board of directors effective as of May 4, 2015.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by first clicking on “Investor Information,” and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Board Leadership

Richard A. Boehne, the Company’s President and Chief Executive Officer, serves as chairman of the board. Mr. Quin serves as the lead independent director.

Charitable Contributions

The Company has not made any charitable contributions, where the amount exceeded $1 million or 2 percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Code of Conduct

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Conduct, which is applicable to all employees. The Company’s chief ethics officer is responsible for implementation and oversight of the ethics program and reports to the nominating & governance committee on quarterly activity. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the nominating & governance committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Conduct are available for review on the Company’s Web site at www.scripps.com (click on “Investor Information” and then on “Corporate Governance”) and to any shareholder who requests a printed copy from the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, the Company requires all employees to take an online code of conduct learning module bi-annually to ensure that employees understand the Code of Conduct and the importance that the Company places on ethical behavior and compliance with the law. In addition, the Company has established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest; discrimination or harassment; diverting of product or business activity; embezzlement; employee relations; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; leadership or management issues; securities law violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-397-4911) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com) or by a direct phone line to the Company’s chief ethics officer.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the board of directors may do so by addressing letters to the secretary of the Company at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202. The board has instructed the secretary to review all communications so received (via e-mail or regular mail), and to exercise her discretion not to

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forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year, and any director may request the secretary to forward any and all such communications to the directors.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by board members at the Annual Meeting of Shareholders. All board members attended the Company’s 2014 Annual Meeting of Shareholders.

Director Education

New directors attend an orientation session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating & governance committee annually.

Director Independence

The board of directors of the Company has determined that, with the exception of Richard A. Boehne, the President and Chief Executive Officer of the Company, all of the directors and nominees for director are independent under the standards established by the New York Stock Exchange. All of the members of the nominating & governance committee and compensation committee are independent under such standards.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the New York Stock Exchange. The board determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Quin is an audit committee financial expert as defined in the Securities and Exchange Commission rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The New York Stock Exchange requires listed companies to have a majority of independent directors on their boards and to ensure that their audit committee, compensation committee and nominating & governance committee are composed entirely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these independence rules so long as it discloses to shareholders that the company qualifies as a “controlled company” and that it is relying on this exemption in not having a majority of independent directors on the board or not having audit, compensation, and nominating & governance committees comprised entirely of independent directors. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Signatories to the Scripps Family Agreement hold a majority of the Company’s outstanding Common Voting Shares. As such, the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Nominations

The nominating & governance committee will consider any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Ms. Julie McGehee, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 or at secretary@scripps.com. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Director Qualifications and Diversity

When selecting director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the board the requisite skills and characteristics of board candidates as well as the diversity and composition of the board as a whole. A person considered for nomination to the board must be a person of high integrity. Other factors considered are independence, age, gender, skills, industry knowledge and experience in the context of the needs of the board. The board does not have a formal diversity policy. The nominating & governance committee makes recommendations to the board regarding the selection of director nominees.

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For each director nominee at the Company’s 2015 Annual Meeting of Shareholders, the board considered each of the factors highlighted in the preceding paragraph, and the nominees’ biographical information and work experience and determined that, if elected, the nominees would enable the board as a whole to perform its duties in an efficient and effective manner. Among other things, all of the nominees bring integrity and good business judgment to board discussions. More specifically, Mr. Ogden, Ms. Williams, Mr. Boehne, Mr. Conlin and Mr. Scripps bring a working knowledge of the industry or have direct newspaper, television or digital experience; Mr. Hayden is a retired chief executive officer; Mr. Quin brings financial expertise to the discussions; and Ms. Peirce (Scripps family member and Trustee of The Edward W. Scripps Trust) and Ms. La Dow (Scripps family member and former employee of a subsidiary of the Company) bring to the board institutional knowledge and a thorough understanding of the Company’s history and vision.

Mr. Barmonde was recommended to the nominating & governance committee by the Scripps Family.

The Company recently revised its retirement age for directors from age 70 to age 72 with 2 optional one year extensions with approval from the full board of directors.

Director Service on Other Audit Committees

None of the Company’s directors currently serves on the audit committees of more than three public companies.

Risk Oversight — the Board’s Role

Risk oversight is a key responsibility of the board of directors, the fulfillment of which is of primary importance to the Company. Through its periodic review of the Company’s business strategies, the board assesses management’s perception of and tolerance for risk and advises on the appropriate level of risk for the Company. The audit committee of the board of directors reviews and discusses the Company’s risk assessment and risk management policies with management on a quarterly basis. The Company’s governance, enterprise risk management and compliance (“GRC”) committee reports quarterly to the audit committee, and the committee’s written risk management report is included in the board’s quarterly meeting materials. The GRC committee is chaired by the Company’s General Counsel (chief compliance officer), who reports directly to the audit committee on compliance matters, and its members are division leaders and heads of key functional areas such as finance, human resources and information technology.

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AUDIT COMMITTEE MATTERS

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes.

•	The engagement of the Company’s independent auditors.

•	The determination as to the independence and performance of the independent auditors.

•	The determination as to the performance of the internal auditors.

•	Review of the scope of the independent audit and the internal audit plan.

•	Pre-approval of audit and non-audit services.

•	Review of disclosure controls and procedures.

•	Review of management’s annual report on internal controls over financial reporting.

•	Review of annual and quarterly Securities and Exchange Commission filings.

•	Review of communications required to be reported to the committee by the independent auditors.

•	Review of certain regulatory and accounting matters with internal and independent auditors.

•	Consultation with independent auditors.

•	Preparation of its report for the proxy statement.

•	Committee performance evaluation.

•	Review of policies for employing former employees of the independent auditors.

•	Review of financial “whistleblowing” complaints.

•	Review of legal and regulatory compliance.

•	Review enterprise risk issues.

•	Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2014, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The committee also discussed with the Company’s internal auditor, and with Deloitte & Touche LLP, and its subsidiaries and affiliates (“Deloitte”), the Company’s independent registered public accounting firm for the year ended December 31, 2014, the overall scope and plan for their respective audits. The committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

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Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte to the Company for the years ended December 31, 2014, and December 31, 2013.

	2014	2013
Audit fees	$1,377,600	$1,433,500
Audit-related fees	1,661,311	39,349
Total audit and audit-related fees	3,038,911	1,472,849
Tax fees	43,645	92,023
Total fees	$3,082,556	$1,564,872

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; audits and reviews associated with registration statements related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls. The increase in audit-related fees in 2014 over 2013 is largely due to work associated with the transaction with Journal Communications, Inc.

Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In connection with the financial statements for the fiscal year ended December 31, 2014, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management; and

(2)	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)	received the written disclosures and letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding Deloitte’s communication with the audit committee concerning independence, and has discussed with Deloitte, Deloitte’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

The Audit Committee

J. Marvin Quin, Chair
Kelly P. Conlin
John W. Hayden
Kim Williams

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s board of directors (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee

Roger L. Ogden, Chair
Mary McCabe Peirce
Kim Williams

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the Company’s 2014 compensation program for our named executive officers. The Company’s named executive officers for 2014 were:

Name	Title
Richard A. Boehne	President and Chief Executive Officer
Timothy M. Wesolowski	Senior Vice President/Chief Financial Officer and Treasurer
Brian G. Lawlor	Senior Vice President/Television
Timothy E. Stautberg	Senior Vice President/Newspapers
William Appleton	Senior Vice President/General Counsel

SECTION 1: EXECUTIVE SUMMARY

Our executive compensation program is designed to meet the following objectives that align with and support our strategic business goals:

•	Improve the cash flow generated by our business over time;

•	Attract and retain executive leaders who will drive long-term value for shareholders and transform our business; and

•	Provide compensation opportunities that align with shareholders’ long-term interests.

The Compensation Committee of the Board of Directors of the Company (the “Committee”) has implemented certain compensation policies and practices that are designed to promote the compensation objectives listed above and align our compensation with industry practices.

•	Provide Variable Compensation. A meaningful portion of our named executive officers’ compensation is “variable” or “at risk,” which means such compensation is directly contingent upon achieving specific results that are essential to the Company’s long-term success and growth in shareholder value. The variable compensation elements consist of: (i) an annual incentive opportunity based on the achievement of certain Company-wide and divisional free cash flow and revenue goals; and (ii) performance-based restricted share units, which are earned based on achievement of the Company-wide free cash flow goal and vest over a four year period. We believe that free cash flow is the most appropriate focus for our incentive compensation programs because it is vital to the success of our business moving forward. Furthermore, we believe that any risk inherent in focusing on free cash flow under the annual and long-term incentive plans is mitigated by the long-term vesting schedule of our equity awards, our stock ownership guidelines and our clawback policy.

•	Require Holding Periods for Performance Awards. We subject a meaningful portion of earned performance-based restricted share units to a time-based vesting schedule following the end of the performance period. This practice encourages our executives to generate performance results that translate into sustained, long-term shareholder value.

•	Impose Stock Ownership Guidelines. Our stock ownership policy requires our executive officers to hold a minimum level of our Class A Common Shares to ensure that each executive has personal wealth tied to the long-term success of the Company and, therefore, has interests that are aligned with those of our shareholders.

•	Maintain a Clawback Policy. We maintain a clawback policy, under which we require the reimbursement of any incentive compensation if the payment was predicated upon financial results that were subsequently the subject of a restatement caused by the recipient’s fraud or misconduct.

•	Minimize Compensation Risks. We annually review our compensation program to confirm that our policies and practices are not creating excessive or inappropriate risks. We believe that our compensation program provides an appropriate balance between current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. Further, we provide incentive opportunities that are based on balanced performance metrics to promote disciplined progress toward exceeding long-term goals. All payouts are capped at a pre-established percentage of base salary.

•	Review Share Utilization. We annually review overhang levels (the dilutive impact of equity awards on our shareholders) and run rates (the aggregate shares awarded as a percentage of total outstanding shares). Our goal is to annually grant awards for a number of shares that is less than 2 percent of our outstanding shares to all participants in the long-term incentive plan.

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•	Retain An Independent Consultant. The Committee retains an independent consultant to provide advice in the development of our executive compensation strategy and program. The Committee, with the assistance of the independent consultant, regularly evaluates the compensation practices of our peer companies to confirm that our compensation programs are consistent with market practice.

•	Require Approval Of Hedging or Pledging Transactions. Our insider trading policy requires that our employees, officers and directors receive consent from the Company prior to engaging in any hedging or pledging transactions with our stock. The Company, in its discretion, may prohibit any proposed pledge or hedging transaction, or may impose restrictions or other conditions in connection with permitting any such transaction. None of our officers or directors currently maintains any pledging or hedging arrangement with our stock.

SECTION 2: CORE COMPENSATION ELEMENTS

The following is a brief summary of each element of the core compensation program for our named executive officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent. In 2014, base salaries for our named executive officers did not change and were as follows:

Name	Base Salary
Mr. Boehne	$680,000
Mr. Wesolowski	$360,000
Mr. Lawlor	$460,000
Mr. Stautberg	$440,000
Mr. Appleton	$375,000

In February 2015, the Committee approved an increase for all of the named executive officers, except for Mr. Stautberg, to better align their base salaries with those of our peer companies. Specifically, Mr. Wesolowski’s new base salary is $410,000; Mr. Lawlor’s new base salary is $500,000; and Mr. Appleton’s new base salary is $410,000. These new salaries are effective as of January 1, 2015. Also in February 2015, the board of directors approved an increase to Mr. Boehne’s base salary to $850,000 effective January 1, 2015.

Annual Incentive

The Company maintains an annual incentive program, under which our named executive officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved. The Committee believes an annual incentive program is an important component of total compensation because it: (i) rewards executives for achieving annual operating results; and (ii) is a performance-based component that provides “variable” or “at risk” compensation.

In 2014, the target annual incentive opportunities remained the same at 95% for Mr. Boehne and 50% for each of the other named executive officers. The incentive program for 2014 was based on Company free cash flow (75%) and Company revenue (25%) for all named executives except for Mr. Lawlor and Mr. Stautberg. Their incentive program was based on Company free cash flow (75%) and market revenue at the applicable divisional level (25%), to reflect their responsibility for their respective divisions (e.g., Mr. Lawlor for the Television division and Mr. Stautberg for the Newspaper division).

	Free Cash Flow	Market Revenue
Name	Company	Company	Newspaper	Television
Mr. Boehne	75%	25%	—	—
Mr. Wesolowski	75%	25%	—	—
Mr. Lawlor	75%	—	—	25%
Mr. Stautberg	75%	—	25%	—
Mr. Appleton	75%	25%	—	—

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The free cash flow and revenue goals each have threshold, target and maximum performance levels, with payout levels equal to 50 percent for threshold performance, 100 percent for target performance and 150 percent for maximum performance or above; provided that if actual performance for a goal falls below the threshold level, then no payout will be earned for that goal. The following tables set forth the free cash flow and revenue targets for 2014 and related achievement levels:

Free Cash Flow* (in millions)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level
Company	$84.7	$105.9	$127.1	$90.4	63%

* Straight line interpolation is used for performance between threshold, target, and maximum levels.

Revenue* (in millions)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level
Company	$823.2	$914.7	$1,006.2	$854.8	67%
Market - Newspaper	$345.0	$383.3	$421.6	$370.3	83%
Market - Television	$463.8	$515.3	$566.8	$472.2	58%

* Straight line interpolation is used for performance between threshold, target, and maximum levels.

Based on the performance results as outlined in the tables above, the payout level for each named executive officer under the 2014 incentive program was as follows:

Name	Payout Level
Mr. Boehne	64.00%
Mr. Wesolowski	64.00%
Mr. Lawlor	61.75%
Mr. Stautberg	68.00%
Mr. Appleton	64.00%

The performance goals for the 2014 annual incentive program were defined as follows:

Performance Goal	Definition
Company Free Cash Flow	Consolidated operating income, as reported in our Annual Report on Form 10-K (the “Annual Report”) for the period ending December 31, 2014, excluding depreciation, amortization of intangible assets, impairment charges for property, equipment or intangible assets, restructuring costs, expenses incurred in association with a business acquisition, and any amounts recorded for pension expense, less additions to property, plant and equipment, each as listed in the Annual Report, and excluding any amounts recorded for the annual incentive earned under the Plan; provided that consolidated operating income shall also be adjusted to remove the revenues and segment profit of any business acquired or divested during 2014.

Company Revenues	Consolidated operating revenues as reported in the Annual Report for the period ending December 31, 2014, adjusted to remove the revenues and segment profit of any business acquired or divested during 2014.

Newspaper Market Revenue	All revenues earned in any market in which we operate a newspaper for the period ending December 31, 2014, adjusted to remove the revenues of any business acquired or divested during 2014.

Television Revenues	All revenues earned in any market in which we operate a television station for the period ending December 31, 2014, adjusted to remove the revenues of any business acquired or divested during 2014.

For more information on the 2014 annual incentive opportunities for our named executive officers, please refer to the “2014 Grants of Plan-Based Awards” section of this proxy statement. The amount of the 2014 annual incentive payments is set forth in the Non-Equity Incentive Plan Compensation column of the “2014 Summary Compensation Table” of this proxy statement.

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Long-Term Incentives

In 2014, the Committee granted awards of time-based and performance-based restricted share units under the Long-Term Incentive Plan to the named executive officers. The Committee believes that a competitive long-term incentive program is an important component of total compensation because it: (i) enhances the retentive value of our compensation; (ii) rewards executives for increasing stock price and developing long-term value; and (iii) provides executives with an opportunity for stock ownership to align their interests with those of our shareholders.

Long-Term Incentive Opportunities

The Committee approved the target value of the equity award for each named executive officer based on his or her position and level of responsibility and historical equity grant levels. In 2014, the Committee increased the target value for equity awards for each named executive officer (as illustrated in the table below). This was the first increase in the target award levels since 2009. The increases were intended to better align each named executive officer’s total direct compensation with market levels and to increase the percentage of total direct compensation allocated to long-term incentives.

	Target Long-Term Incentive Award Value
Name	2013	2014
Mr. Boehne	$900,000	$1,200,000
Mr. Wesolowski	$300,000	$350,000
Mr. Lawlor	$300,000	$350,000
Mr. Stautberg	$300,000	$350,000
Mr. Appleton	$300,000	$350,000

The target value was converted into a number of shares by dividing the applicable target value of the long-term incentive opportunity set forth above by the average of the closing per-share price of our Class A Common Shares for the 30 trading days immediately preceding and including the effective date of the equity award. The resulting number of shares was allocated 60 percent to time-based restricted share units and 40 percent to performance-based restricted share units. As a result of the conversion methodology described above, the grant date fair value of the awards for financial accounting purposes, which is based on the fair market value of the shares on the date of grant and listed in the “2014 Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this proxy statement, differs from the target value listed above.

The time-based restricted share units vest in equal annual installments over a four year period and are intended to foster employee stock ownership, align the interests of management with those of our shareholders, and enhance our retention program. Moreover, the time-based awards, combined with the Company’s stock ownership requirements, are intended to provide a direct incentive for our management to build sustained, long-term shareholder value.

The performance-based restricted share units are designed to focus our executives on achieving our Company-wide free cash flow goal for 2014 of $105.9 million. In 2014, we added “downside” protection to the payout curve for the performance-based restricted share units in an effort to minimize the potential risks associated with having payout based solely on achieving or exceeding a single target performance level. The payout curve for 2014 was as follows:

Percentage of Target Free Cash Flow Achieved*	Payout Level
Below 90%	0%
90%	90%
100% or More	100%

* Straight line interpolation is used for performance between levels.

Any units earned under the performance-based awards vest in four equal annual installments.

Our actual Company-wide free cash flow for 2014 was $90.4 million (compared to a target of $105.9 million) or 85% achievement, meaning that the performance-based restricted share units for our named executive officers were not earned and, therefore, forfeited.

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Equity Grant Practices

The Committee typically approves annual equity awards at its February meeting which is usually set two years in advance. The annual equity awards are effective three weeks after the Board of Directors February meeting. In order to mitigate the impact of fluctuations in our stock price, award values are converted into a number of shares by dividing the applicable dollar value of the long-term incentive opportunity by the average of the closing per share prices of our Class A Common Shares for the 30 trading days immediately preceding and including the effective date of the equity award. The Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information to coincide with equity award grant dates.

Additional Information

For more information on the equity awards granted to our named executive officers in 2014, please refer to the “2014 Grants of Plan-Based Awards” table in this proxy statement. For information about the total number of equity awards outstanding as of the end of 2014 with respect to each named executive officer, please refer to the “2014 Outstanding Equity Awards at Fiscal Year-End” tables of this proxy statement.

SECTION 3: ADDITIONAL COMPENSATION POLICIES AND PRACTICES

In addition to the core compensation program described above, we utilize several other compensation policies and practices that further our strategic objectives, promote sound governance practices, and deliver pay-for-performance.

Incentive Compensation Recoupment Policy

We have adopted a clawback policy in order to support the goal of accuracy of our financial statements and align our executives’ long-term interests with those of our shareholders. Under this policy, each officer must repay, as directed by the Board of Directors, any annual incentive or other performance-based award received by him or her after November 16, 2009, if (i) the payment of such compensation was based on the achievement of financial results that were later the subject of a restatement of our financial statements; and (ii) the Committee determines that the officer’s fraud or misconduct caused or contributed to the need for the restatement.

Stock Ownership Requirements

In February 2011, the Committee established stock ownership targets for our named executive officers to achieve by February 2016 (August 2016 for Mr. Wesolowski). The ownership guidelines were implemented to encourage named executive officers to maintain a meaningful equity interest in the Company and a shared commitment to value creation. We believe the equity ownership interests that result from our stock ownership guidelines will enhance the motivation of our executives.

Named Executive Officer	Ownership Guideline by Target Date (multiple of base salary)	Target Number of Shares (based on 1/31/2015 price of $19.73)	Actual Ownership (as of 1/31/2015)
Mr. Boehne	3x	129,245	537,728
Mr. Wesolowski	2x	41,561	101,051
Mr. Lawlor	2x	50,684	89,875
Mr. Stautberg	2x	44,602	244,299
Mr. Appleton	2x	41,561	137,302

Retirement Plans

In order to retain key executive talent, the Committee believes it is important to provide the executive officers, including named executive officers, with retirement benefits that are in addition to those generally provided to its employees. As a result:

•	We supplement the pension plan for executives who began employment prior to July 1, 2008, and whose pay exceed the Internal Revenue Service (“IRS”) limitations, through the Scripps Supplemental Executive Retirement Plan (“SERP”). The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table of this proxy statement.

•	Named executive officers may defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions, in each case in excess of what they are able to defer under our 401(k) plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table of this proxy statement.

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•	Under the Transition Credit Plan, “excess” age and service credits are made on behalf of named executive officers whose contributions under the 401(k) plan are subject to limits imposed by the Internal Revenue Code. The Transition Credit Plan is effective from 2011 through 2015. For more information about the Transition Credit Plan, please refer to the “Non-Qualified Deferred Compensation” table of this proxy statement.

Health, Welfare and Other Personal Benefits

The named executive officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees. The Company may also provide its officers, including its named executive officers, with limited additional perquisites and other personal benefits. For example, named executive officers are provided a financial planning benefit. Additionally, the named executive officers are eligible for an annual executive physical. Typically, the majority of the cost associated with this benefit is covered under the established health care plans; however, if certain tests or procedures are not covered, the Company will pay the difference.

For more information about the perquisites provided in 2014 to each named executive officer, please refer to the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

Employment Agreements, Executive Severance Plan and Change in Control Plan

The Committee believes severance protections convey the Company’s commitment to each named executive officer while offering flexibility for any potential changes in compensation or duties. Accordingly, the Company provides severance protections for named executive officers under an employment agreement (for Mr. Boehne only), the Executive Severance Plan and the Change in Control Plan.

Employment Agreement

We maintain an employment agreement with Mr. Boehne which we amended in 2014: (i) to extend the term until August 7, 2016, subject to successive automatic one-year renewals unless notice of non-renewal is provided by either party; and (ii) to provide for a one-time charitable contribution to the Scripps Howard Foundation in the amount of $1,000,000, which was allocated to a donor-advised fund in Mr. Boehne’s name. The charitable contribution was made as a tribute to Mr. Boehne’s strong commitment to supporting the communities in which we do business. The agreement provides for severance benefits in the event of an involuntary termination of employment without “cause” or a termination for “good reason,” death or disability, as more fully described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Executive Severance Plan

Each of the named executive officers other than Mr. Boehne participates in the Executive Severance Plan. Upon an involuntary termination without “cause,” the covered executives are entitled to: (i) a pro-rated annual incentive, based on actual performance for the entire year; (ii) a severance payment equal to one times base salary and target annual incentive; (iii) accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms); and (iv) continued payment of monthly health care premiums for up to one year (subject to reduction if the participant becomes re-employed). The Company may amend or terminate the plan at any time, without notice or participant consent.

Change in Control Plan

Each of the named executive officers is provided change in control protections under the Senior Executive Change in Control Plan (the “Change in Control Plan”). This plan provides benefits on a “double trigger,” meaning the severance benefits are due only if the Company terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason”, in either case within a two-year period following a change in control.

The Committee believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our named executive officers. The Change in Control Plan allows our named executive officers to focus on the Company’s business and objectively evaluate any future proposals during potential change in control transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control.

All equity awards held by our named executive officers would immediately vest upon a change in control. Unlike the cash severance described above, the accelerated vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the Company’s equity may change in the event of a change in control and the Committee believes our named executive officers should have the same opportunity to realize value in a change in control transaction as public shareholders.

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Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each named executive officer is entitled to receive upon certain terminations of employment or in connection with a change in control.

SECTION 4: Compensation Consultant and Peer Group

Independent Compensation Consultant

For purposes of developing and reviewing our 2014 executive compensation strategy and programs, the Committee directly retained Meridian Compensation Partners, LLC (“Meridian”). Meridian reported directly to the Committee and served at the sole discretion of the Committee. It did not perform any other services for the Company. The Committee assessed the independence of Meridian pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest existed that would prevent Meridian from independently advising the Committee.

We believe that our compensation program should remain competitive in order to attract and retain key executive talent. Therefore, as part of its engagement, Meridian provided information to the Committee about the target market compensation levels, pay mix and overall design for the components of total direct compensation based on the pay practices of companies in our executive compensation peer group.

Compensation Peer Group

Our compensation peer group consists of companies that operate in the broadcast television and/or newspaper industries and whose business models are similar to ours. We review our compensation peer group based on the Company’s current strategic direction, size and market for competitive talent. In 2014, we made the following changes to our compensation peer group: (i) we removed Belo Corporation in light of its acquisition by Gannett Co., Inc.; and (ii) we removed Fisher Communications, Inc. in light of its acquisition by Sinclair Broadcast Group, Inc.

The 2014 peer group consisted of the following companies:

Compensation Peer Group
A.H. Belo Corporation	The McClatchy Company
Gannett Co., Inc.	Media General, Inc.
Gray Television, Inc.	Meredith Corporation
Journal Communications Inc.	The New York Times Company
Lee Enterprises, Incorporated	Nexstar Broadcasting Group, Inc.
LIN Media	Sinclair Broadcast Group, Inc.

In 2014, the Committee adopted a policy to annually review and assess the performance of its compensation consultant. While the Committee was satisfied with Meridian’s performance, the Committee felt it appropriate to seek a new perspective. In connection with this process, the Committee retained a new independent compensation consultant – Exequity LLP – to provide advice on developing a compensation program for 2015.

SECTION 5: Say-on-Pay Vote

As in previous years, our holders of Common Voting Shares continued to show strong support for our executive compensation program by approving the compensation of our named executive officers at our 2014 Annual Meeting. The Committee views the support of our holders of Common Voting Shares as a strong endorsement of our compensation program and our emphasis on a pay-for-performance culture.

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2014 Summary Compensation Table

The following Summary Compensation Table provides information regarding the compensation earned in 2012, 2013 and 2014 by our named executive officers.

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
			Stock	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Richard A. Boehne	2014	680,000	1,049,023	413,440	806,134	1,059,547	4,008,144
President & Chief	2013	680,000	924,767	49,742	0	123,085	1,777,594
Executive Officer	2012	680,000	957,646	936,700	921,935	101,040	3,597,321
Timothy Wesolowski	2014	360,000	305,959	115,200	0	11,750	792,909
Senior Vice President/
Chief Financial Officer & Treasurer	2013 2012	360,000 340,000	308,248 319,215	13,860 246,500	0 0	18,985 12,080	701,093 917,795
Brian G. Lawlor	2014	460,000	305,959	142,025	319,789	25,766	1,253,539
Senior Vice President/	2013	460,000	308,248	51,992	0	29,367	849,607
Television	2012	460,000	319,215	333,546	301,787	31,927	1,446,475
Timothy E. Stautberg	2014	440,000	305,959	149,600	375,088	40,463	1,311,110
Senior Vice President/	2013	440,000	308,248	15,428	0	46,022	809,698
Newspapers	2012	440,000	319,215	293,816	348,830	48,284	1,450,145
William Appleton	2014	375,000	305,959	120,000	12,625	32,703	846,287
Senior Vice President/	2013	375,000	308,248	14,438	0	36,163	733,849
General Counsel	2012	354,663	319,215	257,131	18,018	28,656	977,683

(1)	Represents the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of equity awards in the applicable year, disregarding the impact of estimated forfeitures relating to service-based vesting conditions. See footnote 20 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Annual Report”), for an explanation of the assumptions made in the valuation of the awards. The Company did not meet the performance metrics necessary to payout the Performance-Based awards during 2014.

(2)	Represents the annual incentive earned in the applicable year.

(3)	Represents the increase in the present value of the accumulated benefits under the pension plan, the Scripps Supplemental Executive Retirement Plan (SERP) and in the case of Mr. Boehne, the Cincinnati Newspaper Guild and Post Retirement Income Plan, for the applicable year. The increase in pension value is attributable to the decrease in discount rates, as well as higher pensionable earnings in 2014. Our named executive officers did not accrue any preferential or above-market earnings on non-qualified deferred compensation. The Company froze service accruals in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. As a result, Mr. Wesolowski does not participate in these plans.

(4)	Represents the perquisites and other benefits earned in the applicable year. The benefits for 2014 are outlined in the table below.

For more information about these benefits, please refer to the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement.

				Transition &
	Financial	Charitable	Executive	Matching
	Planning	Contributions	Physical	Contribution	Total
Name	($)(i)	($)(ii)	($)(iii)	($)(iv)	($)
Mr. Boehne	15,000	1,000,000	0	44,547	1,059,547
Mr. Wesolowski	0	3,000	943	7,807	11,750
Mr. Lawlor	9,726	0	0	16,040	25,766
Mr. Stautberg	10,000	3,000	822	26,641	40,463
Mr. Appleton	10,000	750	0	21,953	32,703

(i)	Represents all amounts paid by the Company for financial planning services.

(ii)	Scripps Howard Foundation matches on a dollar-for-dollar basis up to $3,000 annually for charitable contributions made by the executives. This program is available to all employees. For Mr. Boehne, this column also represents a one-time charitable contribution to the Scripps Howard Foundation in the amount of $1,000,000, which was allocated to a donor-advised fund in Mr. Boehne’s name. The charitable contribution was made as a tribute to Mr. Boehne’s strong commitment to supporting the communities in which we do business.

(iii)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.

(iv)	Represents the amount of all matching contributions made under the Company’s 401(k) plan and Executive Deferred Compensation Plan and the transition credits made under the Transition Credit Plan.

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2014 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer regarding annual incentive and restricted share unit awards granted during 2014.

								All Other
								Stock
								Awards:
			Estimated Possible Payouts			Estimated Possible Payouts		Number of	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive		Shares of	Fair Value
			Plan Awards(1)			Plan Awards(2)		Stock or	of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Units (#)(3)	Awards ($)(4)
Mr. Boehne	Annual Incentive		80,750	646,000	969,000
	3/18/2014	2/25/2014				23,126	25,696		419,616
	3/18/2014	2/25/2014						38,543	629,407
Mr. Wesolowski	Annual Incentive		22,500	180,000	270,000
	3/18/2014	2/24/2014				6,745	7,494		122,377
	3/18/2014	2/24/2014						11,242	183,582
Mr. Lawlor	Annual Incentive		28,750	230,000	345,000
	3/18/2014	2/24/2014				6,745	7,494		122,377
	3/18/2014	2/24/2014						11,242	183,582
Mr. Stautberg	Annual Incentive		27,500	220,000	330,000
	3/18/2014	2/24/2014				6,745	7,494		122,377
	3/18/2014	2/24/2014						11,242	183,582
Mr. Appleton	Annual Incentive		23,438	187,500	281,250
	3/18/2014	2/24/2014				6,745	7,494		122,377
	3/18/2014	2/24/2014						11,242	183,582

(1)	Represents the annual incentive opportunities granted in 2014. The “Threshold”, “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were established. The threshold payout equals the minimum percent of the target award that can potentially be paid out above zero. The maximum equals 150 percent of the target award. The actual 2014 incentive award was determined on February 23, 2015, for our named executives except for Mr. Boehne’s which was determined on February 24, 2015. The actual 2014 incentive award is set forth in the Non-Equity Incentive Plan Compensation column of the 2014 Summary Compensation Table of this proxy statement.

(2)	Represents the performance-based restricted share units granted in 2014 under the Long-Term Incentive Plan. The “Target” column reflects the payout when the performance goal was established; the threshold level is 90% of target, however, there is no maximum payout level. The performance metric was not met; therefore, these shares were forfeited and are not included in the “Number of Shares or Units of Stock that have not Vested” column of the 2014 Outstanding Equity Awards at Fiscal Year-End table of this proxy statement.

(3)	Represents the time-based restricted share units granted to the named executive officers in 2014. The restricted share units vest in four equal, annual installments for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s termination without cause, death, disability, or retirement, or in the event of a change in control. The executives are entitled to dividend equivalents if and when dividends are paid on Class A Common Shares.

(4)	Represents the grant date fair value (market price), as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table.

2014 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information for each named executive officer with respect to (i) each option to purchase stock that had not been exercised and remained outstanding as of December 31, 2014, and (ii) each award of restricted share units that had not vested and remained outstanding as of December 31, 2014.

In connection with the 2008 spin-off of Scripps Networks Interactive, Inc. (“SNI”), all Company stock options held by individuals who remained employed by the Company (including the named executive officers other than Mr. Wesolowski and Mr. Appleton) were adjusted as follows: (i) vested stock options were split 80 percent — 20 percent between SNI stock options and Company stock options, and (ii) unvested stock options remained unvested Company stock options. In each case, the number of shares and the exercise price of each stock option were adjusted to maintain the award’s economic value. All of the information in the following tables reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with the spin-off and the related one-for-three reverse stock split.

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	Outstanding Equity Awards at Fiscal Year-End
	E. W. Scripps Equity Awards
	Option Awards			Stock Awards
					Market
	Number of				Value of
	Securities			Number of	Shares or
	Underlying			Shares or	Units of
	Unexercised			Units of Stock	Stock that
	Options	Option Exercise	Option	that have not	have not
	(#)(1)	Price	Expiration	Vested	Vested
Name	Exercisable	($)(2)	Date	(#)(3)	($)(4)
Mr. Boehne	410,798	9.09	2/20/2016
Total	410,798			153,150	3,422,903
Mr. Wesolowski	0
Total	0			47,758	1,067,391
Mr. Lawlor	0
Total	0			49,445	1,105,096
Mr. Stautberg	0
Total	0			55,173	1,233,117
Mr. Appleton	0
Total	0			49,445	1,105,096

(1)	Represents the number of shares underlying the outstanding stock options that have vested as of December 31, 2014.

(2)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(3)	Represents the number of restricted share units for each named executive officer outstanding as of December 31, 2014. Vesting is accelerated upon a termination without cause, death, disability, retirement or change in control. The vesting dates for each outstanding restricted share units are as follows:

		Total Number of
		Restricted Share
Name	Grant Date	Units Outstanding	Vesting Date
Mr. Boehne	3/8/2011	19,028	19,028 on 3/9/2015
	3/8/2011	4,757	4,757 on 3/9/2015
	3/15/2012	39,088	19,544 on 3/9/2015, 19,544 on 3/9/2016
	3/15/2012	9,772	4,886 on 3/9/2015, 4,886 on 3/9/2016
	3/14/2013	41,962	13,987 on 3/9/2015, 13,987 on 3/9/2016, 13,988 on 3/9/2017
	3/18/2014	38,543	9,635 on 3/9/2015, 9,636 on 3/9/2016, 9,636 on 3/9/2017, 9,636 on 3/9/2018
	Total	153,150
Mr. Wesolowski	9/1/2011	6,242	6,242 on 9/1/2015
	3/15/2012	13,029	6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	3,258	1,629 on 3/9/2015, 1,629 on 3/9/2016
	3/14/2013	13,987	4,662 on 3/9/2015, 4,662 on 3/9/2016, 4,663 on 3/9/2017
	3/18/2014	11,242	2,810 on 3/9/2015, 2,811 on 3/9/2016, 2,810 on 3/9/2017, 2,811 on 3/9/2018
	Total	47,758
Mr. Lawlor	3/8/2011	6,343	6,343 on 3/9/2015
	3/8/2011	1,586	1,586 on 3/9/2015
	3/15/2012	13,029	6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	3,258	1,629 on 3/9/2015, 1,629 on 3/9/2016
	3/14/2013	13,987	4,662 on 3/9/2015, 4,662 on 3/9/2016, 4,663 on 3/9/2017
	3/18/2014	11,242	2,810 on 3/9/2015, 2,811 on 3/9/2016, 2,810 on 3/9/2017, 2,811 on 3/9/2018
	Total	49,445
Mr. Stautberg	3/8/2011	6,343	6,343 on 3/9/2015
	3/8/2011	1,586	1,586 on 3/9/2015
	7/1/2011	5,728	5,728 on 7/1/2015
	3/15/2012	13,029	6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	3,258	1,629 on 3/9/2015, 1,629 on 3/9/2016
	3/14/2013	13,987	4,662 on 3/9/2015, 4,662 on 3/9/2016, 4,663 on 3/9/2017
	3/18/2014	11,242	2,810 on 3/9/2015, 2,811 on 3/9/2016, 2,810 on 3/9/2017, 2,811 on 3/9/2018
	Total	55,173
Mr. Appleton	3/8/2011	6,343	6,343 on 3/9/2015
	3/8/2011	1,586	1,586 on 3/9/2015
	3/15/2012	13,029	6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	3,258	1,629 on 3/9/2015, 1,629 on 3/9/2016
	3/14/2013	13,987	4,662 on 3/9/2015, 4,662 on 3/9/2016, 4,663 on 3/9/2017
	3/18/2014	11,242	2,810 on 3/9/2015, 2,811 on 3/9/2016, 2,810 on 3/9/2017, 2,811 on 3/9/2018
	Total	49,445

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(4)	The value was calculated using the closing market price of our Class A Common Shares on December 31, 2014 ($22.35 per share).

	Outstanding Equity Awards at Fiscal Year-End
	Scripps Networks Interactive
	Option Awards
	Number of
	Securities
	Underlying
	Unexercised	Option
	Options	Exercise	Option
	(#)(1)	Price	Expiration
Name	Exercisable	($)(2)	Date
Mr. Boehne	21,420	45.59	2/21/2015
Total	21,420
Mr. Wesolowski	0
Total	0
Mr. Lawlor	2,856	45.59	2/21/2015
Total	2,856
Mr. Stautberg	0
Total	0
Mr. Appleton	0
Total	0

(1)	Represents the number of shares underlying the outstanding Scripps Networks Interactive stock options that have vested as of December 31, 2014.

(2)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

2014 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to the exercise of options and the vesting of restricted share units during 2014.

	Option Awards				Stock Awards
	E. W. Scripps		Scripps Networks Interactive		E. W. Scripps
	Number of	Value	Number of	Value	Number of	Value
	Shares	Realized on	Shares	Realized on	Shares	Realized on
	Acquired on	Exercise	Acquired on	Exercise	Acquired on	Vesting
Name	Exercise (#)	($)(1)	Exercise (#)	($)(1)	Vesting (#)	($)(2)
Mr. Boehne	258,215	1,978,729	0	0	92,201	1,689,122
Mr. Wesolowski	0	0	0	0	19,048	352,954
Mr. Lawlor	81,373	596,454	0	0	30,733	563,029
Mr. Stautberg	122,064	1,426,252	0	0	36,460	686,216
Mr. Appleton	0	0	0	0	30,733	563,029

(1)	Represents the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of the closing price per share on the date of exercise, over the per share exercise price of the stock option.

(2)	Represents the product of the number of shares of stock covered by the restricted share units that vested and the closing price per share of stock on the vesting date.

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2014 Pension Benefits

The following table sets forth information regarding the pension benefits for each named executive officer.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(1)	($)
Mr. Boehne(2)	Scripps Pension Plan	23.92	888,213	0
	Cincinnati Newspaper Guild and Post Retirement Income Plan	2.42	10,185	0
	SERP	23.92	3,305,863	0
Mr. Wesolowski	Scripps Pension Plan	0.00	0	0
	SERP	0.00	0	0
Mr. Lawlor	Scripps Pension Plan	15.83	390,334	0
	SERP	15.83	622,067	0
Mr. Stautberg	Scripps Pension Plan	19.00	546,227	0
	SERP	19.00	728,936	0
Mr. Appleton	Scripps Pension Plan	1.17	43,971	0
	SERP	1.17	44,125	0

(1)	The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2014. The present value of accumulated benefit was calculated using the same assumptions included in the 2014 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements. The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. As a result, Mr. Wesolowski does not participate in those plans. All of the eligible named executive officers are fully vested in their benefits.

(2)	Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all credited service through June 30, 2009, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income plan. Mr. Boehne was a participant in the Cincinnati Newspaper Guild and Post Retirement Income plan from July 28, 1985 to January 5, 1988.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees that began employment prior to July 1, 2008 (the majority of our defined benefit plans were frozen June 30, 2009). The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

Benefit Formula: Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s months and years of service. The integration level is the average of the Social Security taxable wage bases for the 35 years prior to the participant’s termination (or disability, if applicable), but not later than 2014. Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the 11 years before termination for which the participant’s compensation was the highest. In 2009, we amended the pension plan to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014. As a result, Mr. Wesolowski does not participate in the Pension Plan.

Compensation: Subject to the applicable Internal Revenue Code limit ($260,000 for 2014), compensation includes salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement: A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement: A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. The Company does not grant extra years of service to any named executive officer under the Pension Plan.

Deferred Vested Benefits: A participant who is not eligible for a normal or early retirement benefit, but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5 percent for each month the benefit commences before age 65.

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Form of Benefit Payment: The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 100 percent of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a straight life annuity, a joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the designated beneficiary receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or five-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or five years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or five-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

The Cincinnati Newspaper Guild and Post Retirement Income Plan

Mr. Boehne was a participant in this plan from July 28, 1985 to January 5, 1988. Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income plan. Mr. Boehne’s accrued benefit is frozen in this plan. The benefits are payable at age 65 in the form of a life annuity or optional form as elected by participants.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

Eligibility: An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of Internal Revenue Code limits on compensation and benefits under tax-qualified retirement plans. In 2009, we amended the SERP to freeze participation. As a result, Mr. Wesolowski does not participate in the SERP.

Benefit Formula: The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9 percent gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board. In 2009, we amended the SERP to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Benefit Entitlement:  A vested participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

2014 Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each named executive officer as of December 31, 2014.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Balance at Last
	Last FY	in Last FY	Last FY	Distributions	FYE
Name	($)(1)	($)(2)	($)	($)	($)(3)
Mr. Boehne	26,615	29,618	36,535	0	1,240,106
Mr. Wesolowski	0	0	0	0	0
Mr. Lawlor	25,996	4,340	28,083	0	430,490
Mr. Stautberg	10,710	9,741	(10,157)	0	180,513
Mr. Appleton	6,901	5,449	6,132	0	103,885

(1)	Represents the base salary and annual incentive deferred by each named executive officer during 2014. The deferrals are included in the amounts reflected in the Salary and Non-Equity Incentive Plan Compensation columns of the 2014 Summary Compensation Table.

(2)	Represents the matching contributions made under the Executive Deferred Compensation Plan and the transition credits made to the Transition Credit Plan. The matching contribution and transition credits are included in the All Other Compensation column of the 2014 Summary Compensation Table.

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(3)	The aggregate balance as of December 31, 2014, for each named executive officer includes the following amounts that were previously earned and reported as compensation in 2006 through 2013:

			Matching
	Base Deferred	Bonus Deferred	Contributions
Name	($)	($)	($)
Mr. Boehne	187,595	86,802	224,248
Mr. Wesolowski	0	0	0
Mr. Lawlor	12,900	270,273	34,762
Mr. Stautberg	51,269	28,512	52,063
Mr. Appleton	23,597	24,541	25,417

Description of Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to defer up to 50 percent of their pre-tax base salary and up to 100 percent of their pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Our named executive officers are also entitled to a matching credit on base salary deferrals equal to 100 percent on the first 1 percent of base salary (in excess of the applicable Internal Revenue Code limit) and annual incentive deferrals, plus 50 percent on the next 5 percent of those deferrals. Under the Transition Credit Plan, “excess” age and service credits are made on behalf of named executive officers whose pension benefit service was frozen.

Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of five, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. Payments from the Transition Credit Plan, which is in effect from 2011 to 2015, are made in cash as a single lump sum six months following termination of employment.

The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2014, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each of these executives in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2014, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as the 2014 annual incentive payouts, equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table for the amount of the 2014 annual incentive payout, the 2014 Outstanding Equity Awards at Fiscal Year-End table for a summary of each named executive officer’s vested equity awards, the Pension Benefits table for a summary of each named executive officer’s vested pension benefit, and the Nonqualified Deferred Compensation table for a summary of each named executive officer’s deferred compensation balance. Please see the 2014 Summary Compensation Table for the annual incentive earned by our named executive officers in 2014.

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		Cash	Incremental	Welfare
		Severance	Retirement	and Other	Stock
		Payment	Plan Benefit	Benefits	Awards	Total
Name and Triggering Event		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
Mr. Boehne
•	Voluntary termination	0	109,468	0	3,422,903	3,532,371
•	Involuntary termination without cause	2,652,000	109,468	33,542	3,422,903	6,217,913
•	CIC	0	0	0	3,997,209	3,997,209
•	Involuntary or good reason termination after a CIC	4,850,100	187,166	53,289	0	5,090,555
•	Death	1,972,000	0	33,542	3,422,903	5,428,445
•	Disability	1,972,000	109,468	35,542	3,422,903	5,539,913
•	Retirement(6)	0	109,468	0	3,422,903	3,532,371
Mr. Wesolowski
•	Voluntary termination	0	0	0	0	0
•	Involuntary termination without cause	540,000	0	17,988	1,067,391	1,625,379
•	CIC	0	0	0	1,234,882	1,234,882
•	Involuntary or good reason termination after a CIC	1,213,000	0	719,525	0	1,932,525
•	Death	360,000	0	0	1,067,391	1,427,391
•	Disability	360,000	0	0	1,067,391	1,427,391
•	Retirement(6)	0	0	0	0	0
Mr. Lawlor
•	Voluntary termination	0	0	0	0	0
•	Involuntary termination without cause	690,000	0	17,988	1,105,096	1,813,084
•	CIC	0	0	0	1,272,587	1,272,587
•	Involuntary or good reason termination after a CIC	1,587,092	0	32,943	0	1,620,035
•	Death	460,000	0	0	1,105,096	1,565,096
•	Disability	460,000	0	0	1,105,096	1,565,096
•	Retirement(6)	0	0	0	0	0
Mr. Stautberg
•	Voluntary termination	0	0	0	0	0
•	Involuntary termination without cause	660,000	0	17,801	1,233,117	1,910,918
•	CIC	0	0	0	1,400,608	1,400,608
•	Involuntary or good reason termination after a CIC	1,467,632	0	33,587	0	1,501,219
•	Death	440,000	0	0	1,233,117	1,673,117
•	Disability	440,000	0	0	1,233,117	1,673,117
•	Retirement(6)	0	0	0	0	0
Mr. Appleton
•	Voluntary termination	0	3,007	0	0	3,007
•	Involuntary termination without cause	562,500	3,007	17,988	1,105,096	1,688,591
•	CIC	0	0	0	1,272,587	1,272,587
•	Involuntary or good reason termination after a CIC	1,264,262	4,840	37,606	0	1,306,708
•	Death	375,000	0	0	1,105,096	1,480,096
•	Disability	375,000	3,007	0	1,105,096	1,483,103
•	Retirement(6)	0	3,007	0	0	3,007

(1)	Amounts listed under “Cash Severance Payment” are payable in a lump sum under the terms of the named executive officer’s employment agreement (Mr. Boehne only), the Executive Severance Plan or the Senior Executive Change in Control Plan, as applicable.

(2)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2015, a discount rate of 4.23 percent for the qualified plan and 4.20 percent for the nonqualified plan and the IRS’s required funding mortality.

(3)	Amounts listed under “Welfare and Other Benefits” include: (a) the amount that represents the premiums for continued medical, dental and vision insurance; and (b) the tax gross-up for the 280G excise and related taxes, as required under the terms of the arrangements described below. The tax gross-ups are based on the following assumptions: (i) an excise tax rate of 20 percent and a combined federal, state and local income and employment tax rate of 49.38 percent, and (ii) no amounts were allocated to the non-solicitation or non-competition covenants. Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to a named executive officer as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300 percent or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2009-2013 if the change in control had occurred in 2014). If Section 280G applies, then the named executive officer is subject to an excise tax equal to 20 percent of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments.

(4)	Represents the product of (i) the number of restricted share or units outstanding as of December 31, 2014, multiplied by (ii) $22.35 (i.e., the closing market price on December 31, 2014).

(5)	Represents the total payout under each termination category.

(6)	Equity awards vest on retirement. Only Mr. Boehne and Mr. Appleton are retirement eligible.

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Summary of Various Plans and Arrangements

Employment Agreements for Mr. Boehne

Under Mr. Boehne’s employment agreement, upon an involuntary termination of his employment without “cause,” a voluntary termination of employment by him for “good reason,” or a termination beyond the expiration of the term of the employment agreement, he would be entitled to (i) an amount equal to two times his base salary and target annual incentive, (ii) a pro-rated annual incentive based on actual performance for the year of termination, (iii) medical and dental coverage for two years, and (iv) life insurance coverage through the remainder of the term.

The term “cause” generally includes embezzlement, fraud or other conduct that would constitute a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a material reduction in authority, duties or responsibilities; a requirement that you report to a corporate officer or employee instead of the Board of Directors; a material diminution in the budget over which you retain authority; a relocation outside of Cincinnati; or a material breach of the employment agreement by the Company.

In exchange for the benefits described above, Mr. Boehne agrees not to (i) disclose the Company’s confidential information; (ii) compete against the Company for six months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Under Mr. Boehne’s employment agreement, upon a termination due to permanent disability or death he (or his estate) would generally be entitled to (i) a pro-rated target annual incentive from January 1 through one year after death or disability, (ii) continued base salary for one year, and (iii) continued medical and dental benefits for two years.

Executive Severance Plan

Each named executive officer other than Mr. Boehne participates in the Executive Severance Plan. Upon an involuntary termination without “cause”, the severance benefit equals: (i) a pro-rated annual incentive, based on actual performance for the entire year, (ii) one times base salary and target annual incentive; (iii) accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms), and (iv) continued payment of monthly health care premiums for up to one year (subject to reduction if the participant becomes re-employed). Participants must sign a release of claims against the Company prior to receiving these severance benefits.

Upon a termination due to death or disability, each covered participant would be entitled to a pro-rated annual incentive, based on actual performance for the entire year, and 12 months of base salary.

Long-Term Incentive Plan

Under the terms of the Long-Term Incentive Plan, all outstanding equity awards held by the named executive officers will vest upon a change in control with the options remaining exercisable for the remainder of the original term. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

If a named executive officer dies, becomes disabled or retires, then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Senior Executive Change in Control Plan

Each named executive officer participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause,” death or disability, or if the executive resigns for “good reason,” within two years after a “change in control,” then the Company or its successor will be obligated to pay or provide the following benefits:

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•	A lump sum payment equal to three times for Mr. Boehne and two times for the other named executive officers of the executive’s annual base salary and annual incentive. For this purpose, base salary generally means the highest base salary in effect at any time during the prior three years, and annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, vision, disability, life and accidental death insurance coverage for 36 months for Mr. Boehne and 24 months for the other named executive officers.

•	A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that the executive would have received if his or her age (but not years of service) at the time of termination were increased by three years for Mr. Boehne and two years for the other named executive officers, and as if their compensation continued to accrue during the applicable period (but not beyond December 31, 2014).

•	A tax gross up for any excise tax imposed on excess golden parachute payments under Section 280G of the tax code.

Under the Change in Control Plan, the term “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; relocation outside of Cincinnati; or a material breach of the employment terms by the Company. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

2014 Director Compensation

The following table sets forth information regarding the compensation earned in 2014 by non-employee directors.

	Fees Earned	Stock	All Other
	or Paid in	Awards	Compensation	Total
Name	Cash ($)	($)(1)	($)(2)	($)
Kelly P. Conlin	66,000	58,013	0	124,013
John W. Hayden	70,000	58,013	0	128,013
Anne M. La Dow	64,000	58,013	0	122,013
Roger L. Ogden	71,000	58,013	0	129,013
Mary McCabe Peirce	65,000	58,013	0	123,013
J. Marvin Quin	89,000	58,013	0	147,013
Paul K. Scripps	64,000	58,013	1,000	123,013
Kim Williams	75,000	58,013	3,000	136,013

(1)	Represents the aggregate grant date fair value of restricted share unit awards granted in 2014, as determined in accordance with FASB ASC Topic 718. See footnote 20 of our 2014 Annual Report for the assumptions used in the valuation of these awards.

(2)	Represents the charitable contributions made on behalf of our directors by the Scripps Howard Foundation.

The following is a summary of the outstanding stock options and restricted share unit awards held by each non-employee director as of December 31, 2014.

		Scripps Networks
	E. W. Scripps	Interactive Aggregate	E. W. Scripps
	Aggregate Number of	Number of Shares	Aggregate Number of
	Shares Underlying	Underlying Stock	Restricted Share Unit
	Stock Options Awards	Options Awards	Awards
Name	(#)	(#)	(#)
Mr. Conlin	0	0	3,214
Mr. Hayden	104,000	0	3,214
Ms. La Dow	0	0	3,214
Mr. Ogden	70,574	0	3,214
Ms. Peirce	0	0	3,214
Mr. Quin	0	0	3,214
Mr. Scripps	65,726	25,704	3,214
Ms. Williams	104,000	0	3,214

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Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees
Board	$ 2,500
Executive, Compensation and Nominating & Governance Committees	$ 2,000
Audit Committee	$ 2,500
Telephonic meeting fees	$ 1,000

Annual Chair Fees
Lead Director	$15,000
Executive Committee	$ 3,000
Audit Committee	$ 9,000
Compensation Committee	$ 6,000
Nominating & Governance Committee	$ 3,000

Equity Compensation

In May 2014, non-employee directors, serving as of the 2014 Annual Shareholder Meeting, received a restricted share unit award equal to $55,000. The Committee attempted to target the equity compensation award to be comparable to the median value of equity compensation granted to directors of our compensation peer group. The restricted share units are paid on the earlier of the first anniversary of the date of grant, at termination of the director’s service on the board or a change in control. The restricted share unit award may be forfeited upon removal from the board for cause.

In 2011, the board of directors established stock ownership guidelines for our non-employee directors. Under these new guidelines, each non-employee director must own a number of Class A Common Shares with a value equal to three times his or her annual cash retainer by the later of February 2016, or five years from the date elected to the board. For this purpose, the shares may be owned directly, in trust, or through any unvested time-based restricted shares or restricted share units.

		Target Number of
		Shares (based on
	Ownership Guidelines	1/31/2015 price of	Actual Ownership
Name	by Target Date	$19.73)	as of 1/31/2015
Mr. Conlin (1)	3 x Retainer	6,082	7,132
Mr. Hayden	3 x Retainer	6,082	54,239
Ms. La Dow	3 x Retainer	6,082	10,316
Mr. Ogden	3 x Retainer	6,082	54,282
Ms. Peirce	3 x Retainer	6,082	999,427
Mr. Quin	3 x Retainer	6,082	76,420
Mr. Scripps	3 x Retainer	6,082	64,668
Ms. Williams	3 x Retainer	6,082	84,641

(1)	Mr. Conlin has until May 1, 2018, to meet his ownership requirements.

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Other Benefits

In addition to the above compensation, the Scripps Howard Foundation, an affiliate of the Company, matches, on a dollar-for-dollar basis, up to $3,000 annually of charitable contributions made by non-employee directors to qualifying organizations. This program also is available to all Scripps’ employees.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of all or a designated percentage of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common Shares, or to a fixed-income account that credits interest based on the 12-month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

* * * * *

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Company’s compensation committee during 2014 (Mr. Ogden, chair, Ms. Peirce and Ms. Williams) served as executive officers of the Company.

RELATED PARTY TRANSACTIONS

Related Party Transactions

Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy requires that a related party transaction be consummated or continued only if (i) the audit committee has approved or ratified the transaction, (ii) the transaction is on terms compatible to those that could be obtained in arm’s length dealings with an unrelated third party, (iii) in the case of compensation payable to an executive officer, such compensation has been approved or recommended to the board for approval by the compensation committee, and (iv) the transaction is also approved by the board if the transaction involves the chairman of the board or the chief executive officer of the Company. There were no related party transactions in 2014.

Scripps Family Agreement

The provisions of the Scripps Family Agreement govern the transfer and voting of Common Voting Shares held by the Signatories.

Transfer Restrictions. No Signatory to the Scripps Family Agreement may dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories may not convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories may transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories may transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and may pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when The Edward W. Scripps Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares are effective for a 10-year period (October 18, 2012, to October 18, 2022) and may be renewed for additional 10-year periods.

Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company. At each of these meetings, the Company will submit to the Signatories each matter, including election of directors, that the Company will submit to its shareholders at the Annual Meeting or special meeting with respect to which the meeting of Signatories has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him or her on each such matter brought before the family meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each such matter, and at the related annual or special meeting of the shareholders of the Company each Signatory will be required to vote his or her Common Voting Shares in accordance with the decisions reached at the family meeting.

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PROPOSAL 2

ADVISORY (NON-BINDING) VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
(Item 2 on Proxy Card for Vote by Common Voting Shares only)

At the 2011 annual meeting, the holders of Common Voting Shares approved the Company’s recommendation to have an advisory (non-binding) vote to approve named executive officer compensation (a so-called “say-on-pay” vote) on an annual basis. The advisory vote is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.

The vote under this Proposal 2 is advisory, and therefore not binding on the Company, the board or our Compensation Committee. However, our board, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Holders of Common Voting Shares will be asked at the Annual Meeting of Shareholders to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the holders of the Common Voting Shares of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive proxy statement for the 2015 Annual Meeting of Shareholders.

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the meeting. The Board of Directors recommends that holders of such shares vote FOR the approval of Proposal 2. Proxies for Common Voting Shares solicited by the board will be voted FOR Proposal 2 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 2. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 2.

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PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE
E.W. SCRIPPS COMPANY 2010 LONG-TERM INCENTIVE PLAN
(Item 3 on Proxy Card for Vote by Common Voting Shares only)

Introduction

The E.W. Scripps Company 2010 Long-Term Incentive Plan (the “Plan”) was previously approved by the holders of our Common Voting Shares at the Annual Meeting of Shareholders held on May 13, 2010. The Company is asking the holders of our Common Voting Shares to approve the Plan, as amended and restated, in order to (i) increase the number of Class A Common Shares (“Shares”) available for equity awards under the Plan, (ii) impose an annual limit on the number of shares that may be awarded to directors, and (iii) approve the material terms of the performance goals under the Plan in order to allow the Company to continue granting awards under the Plan that may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

The new Share reserve noted above will be subject to adjustment upon the completion of the spin-off and merger transactions (the “Transactions”) contemplated by the Master Transaction Agreement between the Company, Journal Communications, Inc., and various of their respective subsidiaries, dated July 30, 2014. Specifically, the Share reserve will be multiplied by a fraction, the numerator of which is the average of the volume weighted average of the trading price per Share trading on a “regular way” basis as reported on the NYSE for the ten full trading days immediately preceding the closing of the Transactions, and the denominator of which is the average of the volume weighted average of the trading price per Share trading on an “ex-distribution” basis as reported on the NYSE for the ten full trading days immediately following the closing of the Transactions.

The holders of our Common Voting Shares are also asked to approve the material terms of the performance goals under the Plan for purposes of Section 162(m). Section 162(m) denies a corporation’s federal income tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer. Section 162(m) provides an exception to this limitation for performance-based compensation, the material terms of which have been approved by a corporation’s shareholders. To qualify for the performance-based compensation exception, the material terms of the performance goals must be disclosed to and approved by shareholders at least every 5 years. The material terms include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) the maximum amount of compensation that could be paid to any employee under the Plan.

Thus, in order to preserve the ability to receive a federal income tax deduction for compensation paid to certain executive officers, the Company is asking for holders of Common Voting Shares to approve of the material terms of the performance goals under the Plan. If the existing performance goals are not approved by the holders of our Common Voting Shares, the Plan will continue in effect. However, in accordance with Section 162(m), the Company’s ability to fully deduct performance-based compensation under the Plan will be limited. Although the Company designs certain awards under the Plan to be eligible for deductibility under Section 162(m), the Compensation Committee of the Board of Directors (the “Committee”) may from time to time pay compensation that is not deductible under Section 162(m) if the Company believes that it is in the shareholders’ best interests.

A summary of the material terms of the Plan is provided below and the complete text of the Plan is attached as an Appendix to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to said Appendix.

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Plan Highlights

Some of the key features of the Plan are highlighted below and are more fully described below under the heading “Summary of the Plan.”

Feature	Description
Limit on Shares Authorized	The Plan will authorize 1,000,000 additional Shares for delivery under equity awards. This would bring the total aggregate number of Shares available for issuance under the Plan to 5,172,637 Shares, which would represent approximately 11% of the Company’s issued and outstanding Class A Common Shares as of January 31, 2015.

Annual Limit on Awards to Directors	The Plan provides that no non-employee director may be granted, during any one calendar year, awards with a grant date fair value for financial accounting purposes of more than $100,000.

Responsible Share Counting Provisions	The Plan does not permit “liberal share counting,” which means that only awards that are forfeited, terminated, or which are settled in cash can be added back to the Plan’s Share reserve.

No Discounted Stock Options or SARs	The Plan does not permit the use of “discounted” stock options or SARs, which means that such awards may not have an exercise or base price less than the fair market value of a Class A Common Share on the date of grant.

No Re-Pricing of Stock Options or SARs	The Plan does not permit, without shareholder approval, the “repricing” of stock options and SARs.

Clawback and Forfeiture Provisions	Awards granted under the Plan will be subject to forfeiture as provided by the Committee if a participant engages in “detrimental activity” (such as a breach of a non-compete, non-solicitation, or confidentiality covenant). Awards granted under the Plan are also subject to recoupment under any compensation recovery policy adopted by the Company.

No Dividends or Dividend Equivalents on Unvested Performance Awards	Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals will be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the performance goals are not satisfied.

Administered by an Independent Committee	The Plan will be administered by the Committee, each member of which qualifies as an “independent director” under the listing standards of the NYSE.

Summary of the Plan

Purpose

The purpose of the Plan is to attract and retain directors, officers and other key employees of the Company and its subsidiaries and to provide to such persons incentives and rewards for superior performance. The Board continues to believe that awards granted under the Plan promote the growth and continued success of the Company and is thus of substantial benefit to the Company and its shareholders.

Eligibility

The Plan provides that awards may be granted to employees (including employees of subsidiaries) and non-employee directors, except that incentive stock options may be granted only to employees. Eight non-employee directors and approximately 250 employees would currently be eligible to participate in the Plan.

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy by the holders of the Common Voting Shares represented and entitled to vote at the meeting. The Board of Directors recommends that holders of such shares vote FOR the approval of Proposal 3. Proxies for Common Voting Shares solicited by the Board will be voted FOR Proposal 3 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the actions of Proposal 3. Abstentions will be treated as votes cast and, consequently will have the same effect as votes against Proposal 3.

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Description of Business Criteria

The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million limit imposed by Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance objectives for the award within 90 days after the beginning of the applicable performance period.

Performance objectives for such awards will be based on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; circulation/readership; market share; and revenue.

Performance objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or the performance of the Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, or product lines or products. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that the Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

Shares Available Under the Plan

The maximum number of Shares that may be issued or delivered with respect to awards under the Plan is 4,000,000, plus (i) any shares that remained available for issuance or delivery under The E.W. Scripps Company 1997 Long-Term Incentive Plan (the “Prior Plan”), and (ii) any Shares that were subject to awards granted under the Prior Plan that are forfeited, terminated, settled in cash or used to satisfy tax withholding obligations. In order to comply with the rules applicable to incentive stock options, the Plan provides that the aggregate number of Shares actually issued or delivered upon the exercise of an incentive stock option may not exceed 4,000,000 Shares. The limits are subject to adjustment for the Transactions.

The Shares may include authorized but unissued shares, treasury shares, or a combination of the foregoing. Shares covering awards under the Plan that terminate or are forfeited will again be available for issuance or delivery under the Plan, and upon payment in cash of the benefit provided by any award granted under the Plan, any Shares that were covered by that award will be available for issue or delivery under the Plan. Shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award granted under the Plan, will not again be available for issuance or delivery under the Plan. In addition, when a SAR is exercised and settled in Shares, all of the Shares underlying the SAR will be counted against the Plan limit regardless of the number of Shares used to settle the SAR.

Maximum Awards

In order to comply with the performance-based exception from Section 162(m), the Plan imposes the following additional individual sub-limits on awards intended to satisfy the exception:

•	the maximum aggregate number of Shares that may be subject to stock options or stock appreciation rights (“SARs”) granted in any calendar year to any one participant will be 2,000,000 Shares;

•	the maximum aggregate number of restricted shares and Shares subject to restricted share units, performance shares and other stock-based awards granted in any calendar year to any one participant will be 1,500,000 Shares;

•	the maximum aggregate compensation that can be paid pursuant to performance units or other cash-based awards granted in any calendar year to any one participant will be $3,000,000 or a number of Shares having an aggregate fair market value not in excess of such amount, and

•	the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $300,000 or a number of Shares having an aggregate fair market value not in excess of such amount.

Additionally, no non-employee director may be granted, during any one calendar year, awards with a grant date fair value for financial accounting purposes of more than $100,000.

The limits set forth above will be subject to adjustment for the Transactions.

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Administration

The Plan will be administered by the Committee and the Committee will have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan. The Board of Directors of the Company (the “Board”) may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. In addition, the Board or Committee may expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not officers.

Types of Awards Under the Plan

The following types of awards may be granted under the Plan:

•	Stock Options. Stock options provide the right to purchase Shares at a price not less than the fair market value on the date of grant. Stock options may consist of incentive stock options, non-qualified stock options or any combinations of the foregoing awards. The option price is payable at the time of exercise in cash, by tendering unrestricted Shares, with any other legal consideration that the Committee may deem appropriate (including broker-assisted or net exercise), or by any combination of the foregoing. No stock options may be exercised more than 10 years from the date of grant. The closing price of a Share as reported on the New York Stock Exchange on March 11, 2015 was $24.12 per Share. The award agreement will provide the vesting and post-termination exercise periods applicable to each award of stock options.

•	SARs. SARs provide the right to receive payment of the sum of the excess of the fair market value per Share on the date of exercise over the grant price. The grant price for each SAR will be determined by the Committee, in its discretion, and will be at least equal to the fair market value of a Share on the date of grant. Each grant will specify whether the payment will be in cash, Shares of equivalent value, or in some combination thereof. No SAR may be exercised more than 10 years from the date of grant. The award agreement will provide the vesting and post-termination exercise periods applicable to each award of SARs.

•	Restricted Shares. An award of restricted shares constitutes an immediate transfer of ownership of a specified number of Shares to the recipient in consideration of the performance of services. Unless otherwise provided by the Committee, the participant is entitled immediately to voting, dividend and other ownership rights in the Shares. Restricted shares must be subject to a “substantial risk of forfeiture” based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which such forfeiture provisions are to continue.

•	Restricted Share Units. Restricted share units constitute an agreement to issue or deliver Shares or cash to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Committee may specify. During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the Shares covered by the restricted share units, but the Committee may authorize the payment of dividend equivalents with respect to the restricted share units.

•	Performance Shares and Performance Units. A performance share is the equivalent of one Share and a performance unit is the equivalent of a dollar value established at the time of the award. The participant will be required to meet one or more performance objectives (as described above) within a specified period. To the extent earned, the participant will receive payment of the performance shares or performance units at the time and in the manner determined by the Committee, in cash, Shares, restricted shares, restricted share units or any combination thereof. The participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the Shares covered by the performance shares, but the Committee may authorize the payment of dividend equivalents with respect to the performance shares.

•	Other Awards. The Committee may, at any time and from time to time, grant or sell other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares or factors that may influence the value of such Shares. The Committee will determine the terms and conditions of these awards. The Committee may also grant cash awards, as an element of or supplement to any other award granted under the Plan. The Committee may also grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee.

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Duration and Amendment of the Plan

The Plan will terminate on February 15, 2020, or such earlier date as the Board may determine. The Plan will remain in effect for outstanding awards until no awards remain outstanding. The Board may amend, suspend or terminate the Plan at any time, but shareholder approval is required for any amendment to the extent necessary to comply with the New York Stock Exchange rules or applicable laws. An amendment of the Plan or any award may not adversely affect any outstanding award without the consent of the affected participant, provided that the Committee may amend the plan or any award without a participant’s consent to the extent the Committee deems necessary to comply with applicable law.

Acceleration of Awards

The Committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the Committee, in its discretion, declares. Any such decisions by the Committee need not be uniform among all participants or awards.

Unless the Committee otherwise determines, any such adjustment that is made with respect to an award that is intended to qualify for the performance-based exception of Section 162(m) will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception. Additionally, the Committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Internal Revenue Code (“Section 409A”) to become subject to Section 409A or that would cause an award that is subject to Section 409A to fail to satisfy the requirements of Section 409A.

Change in Control

If the Company experiences a change in control, unless otherwise provided under applicable laws or an award agreement: (i) outstanding stock options and SARs shall become fully vested and exercisable and shall remain exercisable for their full terms; (ii) outstanding restricted shares, restricted share units and other stock-based awards shall become fully vested; and (iii) outstanding performance shares, performance units and other performance-based awards shall vest the target level. Further, the Committee may, in its sole discretion, provide for cash payments in termination of outstanding award upon a change in control, with the cash payments equal to the difference between the fair market value of the covered Shares and the exercise price or grant price of the awards, if any.

A change in control generally means any of the following: (i) the acquisition of a majority of the Company’s Common Voting Shares by someone other than a party to the Scripps Family Agreement; (ii) a change in the membership of the Board, so that the current incumbents and their approved successors no longer constitute a majority; or (iii) the disposition of assets accounting for 90% or more of our revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

Forfeiture and Repayment of Awards

If the Committee determines a participant has engaged in any “detrimental activity,” either during service with the Company or a subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the participant shall:

(i)	forfeit all awards granted under the Plan to the extent then held by the participant;

(ii)	return to the Company or the subsidiary all shares that the participant has not disposed of that had been acquired within 2 years prior to the date of the participant’s initial commencement of the detrimental activity, in exchange for payment by the Company or the subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any shares acquired within 2 years prior to the date of the participant’s initial commencement of the detrimental activity pursuant to awards granted under the Plan that were disposed of, pay to the Company or the subsidiary, in cash, the excess, if any, of: (A) the fair market value of the shares on the date acquired, over (B) any amount actually paid by the participant for the shares.

Detrimental activity generally means violations of any non-compete, non-solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant. Detrimental activity also includes (i) participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of participant for any crime involving dishonesty or for any felony.

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Awards may also be subject to forfeiture or repayment pursuant to the terms of our compensation recovery policy, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or the NYSE.

Transferability

Except as the Board or Committee otherwise determines, awards granted under the Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the Plan may provide that any Shares issued or delivered as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee will adjust the number and kind of Shares that may be issued or delivered under the Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of Shares subject to outstanding awards, the exercise price, and the grant price or other price of Shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Committee, the Company will always round down to a whole number of Shares subject to any award. Any such adjustment will be made by the Committee, whose determination will be conclusive.

Prohibition on Re-Pricing

Subject to adjustment as described under “Adjustments” immediately above, the Plan does not permit, without the approval of the Common Voting shareholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an outstanding stock option or SAR and replacement with another award under the Plan.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

•	Nonqualified Stock Options. In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the option price paid for the Shares; and (iii) at the time of sale of Shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

•	Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted or exercised. However, the excess of the fair market value of the Shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If Shares are issued or delivered to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of the grant or within one year after the issuance or delivery of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value

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of such Shares as of the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the option price paid for such Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

•	SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

•	Restricted Shares. A participant will not be subject to tax until the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such Shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such Shares will be treated as long-term or short-term capital gain depending upon how long the Shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

•	Unrestricted “Bonus” Stock. A participant will recognize ordinary income upon the grant of an unrestricted “bonus” stock award equal to the fair market value of the Shares received by the participant.

•	Restricted Share Units, Performance Shares, Performance Units. A participant will not recognize income upon the grant of restricted share units, performance shares or performance units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

•	Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

•	Section 409A. The Plan permits the grant of various types of awards that may or may not be exempt from Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted share awards, unrestricted share awards, stock options and stock appreciation rights that comply with the terms of the Plan are designed to be exempt from the application of Section 409A. Restricted share units, performance shares, performance units and dividend equivalents granted under the Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company, or a subsidiary for which the participant performs services, will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m).

Plan Benefits

Because the Compensation and Benefits Committee has discretion to determine which employees and non-employee directors will receive awards under the Plan and the amount and type of those awards, future benefits to be received by a person or group under the Plan are not determinable at this time.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2014, about our equity compensation plans under which awards are currently outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation plans approved by security holders	2,777,198	(1)(3)(4)	$8.92	5,483,456	(2)
Equity compensation plans not approved by security holders	—		$—	—
Total	2,777,198		$8.92	5,483,456

(1)	Includes the following plans: Long-Term Incentive Plan (“LTIP”), which encompasses the issuance of stock options, restricted shares, performance-based restricted shares, restricted stock units; Employee Stock Purchase Plan; and Deferred Compensation and Stock Plan for Directors (“DCSPD”). This amount does not include additional shares to be authorized under Proposal 3.

(2)	Includes 1,310,296 shares reserved for future issuance of shares related to the ESPP. The maximum number of shares that may be issued pursuant to awards other than stock options under the LTIP is 4,173,160.

(3)	Includes 1,028,434 time-based restricted share units, but excludes 196,087 of performance-based restricted share units at the target level. The performance-based restricted share units were not earned and subsequently forfeited. The actual number of restricted share units delivered under the LTIP was determined on February 23, 2015, and is set forth in the “Number of Shares or Units of Stock that have Not Vested” column of the Outstanding Equity Awards at Fiscal Year-End table of this proxy statement. These shares are not included in the weighted average exercise price. The executives have no rights to vote with respect to the underlying restricted share units until the date on which the actual number of shares are determined and issued to the executive. The executives are entitled to dividend equivalents if and when dividends are paid on Class A Common Shares.

(4)	Includes 44,888 phantom shares credited to the accounts of directors under the DCSPD that will be paid in class A common shares. These shares are not included in the weighted average exercise price. Under the DCSPD, a non-employee director may elect to defer payment of the cash compensation received as a director. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common Shares, or to a fixed income. The deferrals are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director. Payments may be made in cash, Class A Common Shares, or a combination of cash and shares.

Vote Necessary for Approval

The affirmative vote of a majority of the votes cast in person or by proxy by the holders of Common Voting Shares represented and entitled to vote at the Annual Meeting of Shareholders is required for approval of this Proposal 3. The Board recommends that holders of such shares vote FOR the approval of amendment and restatement of the Plan.

Proxies for Common Voting Shares solicited by the Board will be voted FOR this Proposal 3 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of the proposal. Abstention will be treated as votes cast and, consequently, will have the same effect as votes against the proposal.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10 percent of the Company’s Class A Common Shares (“10 percent shareholders”), to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations that no other reports are required for the year ended December 31, 2014, all Section 16(a) requirements applicable to the Company’s executive officers, directors and 10 percent shareholders were complied with in a timely manner during 2014, except for the late filing (by one day) of a Form 4 with respect to one transaction for each of William Appleton (Senior Vice President and General Counsel), Richard A. Boehne (President and Chief Executive Officer and Director), Robert A. Carson (Vice President and Chief Information Officer), Lisa A. Knutson (Senior Vice President and Chief Administrative Officer), Mark L. Koors (Vice President, Audit and Compliance), Brian G. Lawlor (Senior Vice President, Television), Douglas F. Lyons (Vice President and Controller), Timothy E. Stautberg (Senior Vice President, Newspapers), Adam Symson (Senior Vice President, Digital) and Timothy M. Wesolowski (Senior Vice President, Chief Financial Officer and Treasurer). The filings related to the award by the Company of restricted stock units. An administrative error on the part of the Company was responsible for the untimeliness of the filings for the aforesaid officers.

ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At its February 23, 2015, meeting, the audit committee of the board of directors approved the appointment of Deloitte as independent registered public accountants for the Company for the year ending December 31, 2015. A representative of Deloitte, the Company’s independent registered public accounting firm during 2014, is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires and respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2016 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before November 24, 2015, and must otherwise comply with the Securities and Exchange Commission’s rules, to be considered for inclusion in our proxy materials for the Company’s 2016 Annual Meeting of Shareholders. Such proposals should be submitted by certified mail, return receipt requested.

If a shareholder intends to raise a proposal at the Company’s 2016 Annual Meeting of Shareholders that he or she does not seek to have included in the Company’s proxy materials, the shareholder must notify the Company of the proposal on or before February 7, 2016. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if raised at the 2016 Annual Meeting of Shareholders, whether or not there is any discussion of such proposal in the 2016 proxy statement.

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OTHER MATTERS

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by submitting a new proxy with a later date, notifying the Company’s secretary in writing before the meeting, or voting in person at the meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two classes of shares permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

With respect to Proposals 2 and 3, upon which the holders of the Common Voting Shares will vote, where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made with respect to the proposal, such shares will be voted in favor of such proposal.

Under Ohio law and the Company’s Amended Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against any nominee but will be counted as present for purposes of determining whether a quorum is present at the meeting. Director nominees who receive the greatest number of affirmative votes will be elected directors. The proposal to approve executive compensation must receive the affirmative vote of a majority of the Company’s Common Voting Shares cast at the meeting in person or by proxy. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the Common Voting Shares cast at the meeting in person or by proxy. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. The Company does not know of any other matter that will be presented for action at the meeting, and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the meeting.

The Signatories to the Scripps Family Agreement have informed the Company that at a meeting of the Signatories held pursuant to the Scripps Family Agreement on March 13, 2015, the Signatories approved election of the six nominees for the director positions elected by the holders of Common Voting Shares and approved Proposal 2 and Proposal 3. Accordingly, based on such approval, the Signatories will vote the Common Voting Shares held of record by them in favor of such nominees and for Proposal 2 and Proposal 3 at the Annual Meeting of Shareholders.

By order of the board of directors,

Julie L. McGehee, ESQ.
Secretary and Vice President

March 23, 2015

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Appendix

THE E. W. SCRIPPS COMPANY
2010 LONG-TERM INCENTIVE PLAN

(Amended and Restated as of February 24, 2015)

1.               Establishment, Purpose, Duration.

(a)             The E. W. Scripps Company, an Ohio corporation (the “Company”), established The E. W. Scripps Company 2010 Long-Term Incentive Plan (the “Plan”), effective as of May 13, 2010 (the “Effective Date”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan. The Plan is hereby amended and restated as of February 24, 2015.

(b)            The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

(c)             No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d)            The E. W. Scripps Company 1997 Long-Term Incentive Plan, as amended (the “1997 Plan”) terminated in its entirety effective immediately after the Effective Date; provided that all outstanding awards under the 1997 Plan as of the date of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the 1997 Plan.

2.               Definitions. As used in the Plan, the following definitions shall apply.

“1997 Plan” has the meaning given such term in Section 1(a).

“Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means a Nonqualified Stock Option, Incentive Stock Option, SAR, Restricted Shares Award, Restricted Share Unit, Performance Share, Performance Unit, Other Stock-Based Award or Dividend Equivalent granted pursuant to the terms and conditions of the Plan.

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“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Beneficial Ownership” and “Beneficial Owner” have the meanings given such terms in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in (a) the employment agreement, if any, between the Participant and the Company or Subsidiary, or (b) if during the applicable severance protection period, the severance plan, or if applicable the change in control severance plan, covering the Participant and the Company or Subsidiary. If the Participant is not a party to an employment agreement or severance plan with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean:  (x) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any Subsidiary; (y) willful failure to perform duties of employment or service, if such failure has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof; or (z) breach of any material term, provision or condition of employment or service, which breach has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof.

“Change in Control” means (except as may be otherwise prescribed by the Committee in an Award Agreement): (a) any Person becomes a Beneficial Owner of a majority of the outstanding common voting shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”); (b) the majority of the Board consists of individuals other than Incumbent Directors; or (c) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 4(a), appointed by the Board to administer the Plan.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

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“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means: (a) engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (b) engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (c) the disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (d) the violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant; (e) Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations, or (f) a conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony.

“Director” means any individual who is a member of the Board who is not an Employee.

“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Section 12.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

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“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to a Stock Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) the closing sale price per Share as reported on the New York Stock Exchange, or if there are no sales on such day, on the immediately preceding trading day during which a sale occurred; and (b) in the absence of such markets for the Shares, the Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 7, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 11.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant. The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Performance Period” means the period during which a Performance Objective must be met.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 10.

“Performance Unit” means a bookkeeping entry that records a unit awarded pursuant to Section 10.

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“Period of Restriction” means the period during which Restricted Shares, Restricted Share Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Sections 8, 9 and 11 herein.

“Person” has the meaning given such term in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of the Exchange Act).

“Plan” means The E.W. Scripps Company 2010 Long-Term Incentive Plan, as amended from time to time.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Units” means a grant of the right to receive Shares or cash at the end of a specified Period of Restriction made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a Class A Common Share of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means a corporation, company or other entity (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

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“Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.               Shares Available Under the Plan.

(a)             The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 4,000,000, plus the number of Shares described in Section 3(b). The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

(b)            Any Shares remaining available for issuance under the 1997 Plan as of the Effective Date shall be added to the number of Shares that may be issued or delivery pursuant to the Plan as provided in Section 3(a) and shall be available for issuance or delivery pursuant to grants of Awards under the Plan. If on or after the Effective Date any outstanding award granted pursuant to the 1997 Plan terminates or is forfeited without having been exercised in full, or if any award granted pursuant to the 1997 Plan is settled (or can be paid only) in cash, or Shares underlying any outstanding award granted pursuant to the 1997 Plan are withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, then the underlying Shares, to the extent of any such forfeiture, termination, cash settlement or withholding, shall be added to the number of Shares that may be issued or delivery pursuant to the Plan as provided in Section 3(a) and shall be available for issuance or delivery pursuant to grants of Awards under the Plan.

(c)             If any Award granted pursuant to the Plan terminates or is forfeited without having been exercised in full, or if any Award granted pursuant to the Plan is settled (or can be paid only) in cash, then the underlying Shares, to the extent of any such forfeiture, termination or cash settlement, again shall be available for grant under the Plan and credited toward the Plan limit as set forth in Section 3(a). Except as may be required by reason of Section 422 and related provisions of the Code, Shares issued or delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Shares available for Awards under the Plan and will not count against the Plan limit as set forth in Section 3(a) to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

(d)            Notwithstanding any other provision herein, the following Shares shall not again be available for grant as described above: (i) Shares tendered in payment of the Exercise Price of a Stock Option, (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Moreover, all Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued or delivered to the Participant upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of Section 3(a).

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(e)             Subject to adjustment as provided in Section 16 of the Plan, up to 4,000,000 Shares may be issued or delivered with respect to ISOs.

(f)             Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception:

(i) The maximum aggregate number of Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 2,000,000 Shares.

(ii) The maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Performance Shares, Restricted Share Units and Other Stock-Based Awards granted in any calendar year to any one Participant shall be 1,500,000 Shares.

(iii) The maximum aggregate compensation that can be paid pursuant to Performance Units or cash-based Awards under Section 11 granted in any calendar year to any one Participant shall be $3,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(iv) The maximum Dividend Equivalents that may be paid in any calendar year to any one Participant shall be $300,000 or a number of shares having an aggregate Fair Market Value not in excess of such amount.

(g)            No Director may be granted, during any one calendar year, Awards with a grant date fair value for financial accounting purposes of more than $100,000.

4.               Administration of the Plan.

(a)             The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the New York Stock Exchange rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

(b)            Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

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(c)             The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

(d)            To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(e)             The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, and their estates and beneficiaries.

5.               Eligibility and Participation.

(a)             Each Employee and Director is eligible to participate in the Plan.

(b)            Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

(c)             Notwithstanding the foregoing provisions of this Section 5, Incentive Stock Options may be granted only to eligible Participants who are Employees of the Company (or a “parent” or “subsidiary” as defined in Section 424(e) and (f) of the Code). Eligible Participants who are Employees of a Subsidiary may be granted Stock Options or Stock Appreciation Rights under the Plan only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

6.               Stock Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Options to Participants in such number as the Committee shall determine. Each Stock Option grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)             The Award Agreement shall separately designate whether the Stock Options are intended to be Incentive Stock Options or Nonqualified Stock Options. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to comply with Section 422 of the Code.

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(b)            The Award Agreement shall specify an Exercise Price for each grant of a Stock Option, which shall be at least equal to the Fair Market Value of a Share on the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price for each grant of a Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

(c)             The Award Agreement shall specify the expiration date for each Stock Option; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Incentive Stock Option shall not be exercisable later than the fifth (5th) anniversary of its Date of Grant.

(d)            The Award Agreement shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Stock Option or installments thereof will become exercisable.

(e)             The Award Agreement shall specify whether the Exercise Price shall be payable to the Company: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Stock Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by any other method approved or accepted by the Committee in its sole discretion; or (v) by a combination of the foregoing methods. The Committee may limit any method of payment for administrative convenience, to comply with Applicable Laws, or otherwise.

(f)             The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Option following termination of the Participant’s employment or provision of services to the Company and/or its Subsidiaries, as the case may be.

(g)            Notwithstanding anything in this Section 6 to the contrary, Stock Options designated as ISOs shall not be eligible for treatment under the Code as ISOs, and shall instead be treated as Nonqualified Stock Options, to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the Date of Grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Stock Options into account in the order in which they were granted; or (ii) such Stock Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

7.               Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such number as the Committee shall determine. Each SAR grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

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(a)             The Award Agreement shall specify a Grant Price for each grant of a SAR. The Grant Price for a SAR shall be at least equal to the Fair Market Value of a Share on the Date of Grant.

(b)            The Award Agreement shall set forth the expiration date for each SAR; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

(c)             The Award Agreement for a SAR shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the SAR or installments thereof will become exercisable.

(d)            Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price, by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, Shares of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

(e)             The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.

8.               Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Shares to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Shares shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)             Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Section 8.

(b)            Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

(c)             The Award Agreement shall specify the Period of Restriction for each Restricted Shares grant.

(d)            During the applicable Period of Restriction, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee and set forth in the Award Agreement (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

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(e)             Unless otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Restricted Shares may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

(f)             Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.

(g)            Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Restricted Shares will be in book entry form with appropriate restrictions entered into the records of the Company’s transfer agent relating to the transfer of such Restricted Shares, and any required notice shall be provided.

(h)            The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Shares Award, the Participant shall be required to file promptly a copy of such election with the Company.

9.               Restricted Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Share Units to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Share Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)             Each such grant or sale of Restricted Share Units shall constitute the agreement by the Company to issue or deliver Shares to the Participant following the end of the Period of Restriction in consideration of the performance of services.

(b)            Each such grant or sale of Restricted Share Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

(c)             The Award Agreement shall specify the Period of Restriction for each Restricted Share Unit grant.

(d)            Each Award Agreement shall set forth the payment date for the Restricted Share Units, which date shall not be earlier than the end of the applicable Period of Restriction.

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(e)             The Award Agreement shall specify whether the Company shall pay earned Restricted Share Units by issuance or delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

10.            Performance Shares and Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such number as the Committee shall determine. Each grant of Performance Shares or Performance Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)             Each Performance Unit shall have an initial dollar value determined by the Committee. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Objectives in its sole discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares that will be paid to the Participant.

(b)            The Award Agreement shall specify the Performance Period for each grant of Performance Shares and Performance Units.

(c)             Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the value and number of Performance Units or Performance Shares earned by the Participant over the Performance Period, based on the extent to which the corresponding Performance Objectives have been achieved.

(d)            Each Award Agreement shall set forth the date for settlement of the Performance Shares and Performance Units, which date shall not be earlier than the end of the Performance Period and following the Committee’s determination of the achievement of applicable Performance Objectives and related goals established by the Committee.

(e)             The Award Agreement shall specify whether the earned Performance Shares and earned Performance Units shall be paid by the Company by issuance or delivery of Shares, Restricted Shares or Restricted Share Units or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

11.            Other Stock-Based Awards.

(a)             Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Other Stock-Based Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards, including the Period of Restriction, if applicable. Shares issued or delivered pursuant to an award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, notes or other property, as the Committee shall determine.

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(b)            Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 11.

(c)             The Committee is authorized to grant Shares purely as a “bonus” and not subject to any restrictions or conditions, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

12.            Dividend Equivalents. At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. No Dividend Equivalents shall relate to Shares underlying a Stock Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or SAR to be subject to Section 409A of the Code. Except as provided by the Committee in connection with a Change in Control or the termination of a Participant’s employment or service with the Company or a Subsidiary, any Dividend Equivalents with respect to any Award that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and such Dividend Equivalents shall not be paid if the Performance Objectives are not satisfied.

13.            Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

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14.            Compliance with Section 162(m).

(a)             The Committee may specify that the granting, vesting or payment of an Award will be conditioned upon the degree of attainment of one or more Performance Objectives. If the Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

(b)            The Performance Period for any Award that is intended to qualify for the Performance-Based Exception shall be specified in the Award Agreement. The Performance Objectives shall be established not later than 90 days after the beginning of the Performance Period or, if earlier, by the date which is no later than the date that 25% of the applicable Performance Period has elapsed.

(c)             Notwithstanding any other provision of the Plan, payment or vesting of any Award that is intended to qualify for the Performance-Based Exception shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

15.            Transferability.

(a)             Except as otherwise determined by the Committee pursuant to the provisions of Section 15(c), no Award or Dividend Equivalents paid with respect to an Award made under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)            The Committee may specify in an Award Agreement that part or all of the Shares that are to be issued or delivered by the Company upon the exercise of Stock Options or SARs, upon the termination of the Period of Restriction applicable to Restricted Shares or Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units will be subject to further restrictions on transfer.

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(c)             Notwithstanding Section 15(a), the Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, or any successor provision) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice (as specified by the Committee and set forth in the Award Agreement) thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

16.            Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, Grant Price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify; (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17.            Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18.            Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or SAR exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of the Stock Option or SAR or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

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19.            Foreign Employees. In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

20.            Change in Control.

(a)             Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 20(b), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws:

(i)              any and all outstanding Stock Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the full duration of their term;

(ii)            any Period of Restriction or other restriction imposed on Restricted Shares, Restricted Share Units, and Other Stock-Based Awards shall immediately lapse; and

(iii)          any and all Performance Shares, Performance Units and other Awards (if performance-based) shall immediately vest in full at the target level.

(b)            In connection with a Change in Control, the Committee may, in its sole discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the Shares subject to the Award (less any Exercise Price or Grant Price), which amount may be zero (0) if applicable.

21.            Detrimental Activity; Forfeiture and Recoupment.

(a)             If the Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Company or a Subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall:

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(i)             forfeit all Awards granted under the Plan to the extent then held by the Participant;

(ii)           return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and

(iii)         with respect to any Shares acquired within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity pursuant to Awards granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

(b)            To the extent that such amounts are not immediately returned or paid to the Company as provided herein, the Company may, to the extent permitted by law, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

(c)             Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.

22.            Amendment, Modification and Termination.

(a)             The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the New York Stock Exchange rules or any rule promulgated by the SEC or any other securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)            The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the Period of Restriction or other time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

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(c)             Except for adjustments made pursuant to Section 16, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Grant Price, respectively. No Stock Option or SAR will be cancelled and replaced with awards having a lower Exercise Price or Grant Price, respectively, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Section 16. Furthermore, no Stock Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 16.

(d)            Notwithstanding any other provision of the Plan to the contrary (other than Section 16, 21(b) and 22(e)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

(e)             Notwithstanding any other provision of the Plan to the contrary, the Committee shall be authorized to make minor or administrative amendments to the Plan and may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future Applicable Law (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated there under.

23.            Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the state courts of Hamilton County, Ohio and the federal courts in the Southern District of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

24.            Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees or Directors of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by Applicable Law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

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25.            Miscellaneous.

(a)             Except with respect to Stock Options and SARs, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(b)            The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(c)             Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d)            If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(e)             By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

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(f)             No Participant or any eligible Employee or Director shall have any claim to be granted any Award under the Plan. No Participant shall have any rights as a shareholder with respect to any Shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

(g)            No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

(h)            All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

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THE E.W. SCRIPPS COMPANY 312 WALNUT STREET SUITE 2800 CINCINNATI, OH 45202	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 3, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M85563-P59674-Z64782	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE E.W. SCRIPPS COMPANY

The Board of Directors recommends you vote FOR the following proposal:

1.	Election of Directors

	Nominees:		For	Withhold	Directors Recommend

	1a.	Roger L. Ogden	☐	☐	For

	1b.	J. Marvin Quin	☐	☐	For

	1c.	Kim Williams	☐	☐	For

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M85564-P59674-Z64782

THE E.W. SCRIPPS COMPANY
Annual Meeting of Shareholders
May 4, 2015 4:00 PM (Local Time)
This proxy is solicited by the Board of Directors

The undersigned appoints Timothy M. Wesolowski and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Class A Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Monday, May 4, 2015 at 4:00 p.m. (Local Time) at the Scripps Center 10th Floor Conference Center, 312 Walnut Street, Cincinnati, OH 45202, and any and all adjournments thereof, as set forth on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified

Continued and to be signed on reverse side

THE E.W. SCRIPPS COMPANY 312 WALNUT STREET SUITE 2800 CINCINNATI, OH 45202	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 3, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M85565-P59674-Z64782	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE E.W. SCRIPPS COMPANY

The Board of Directors recommends you vote FOR the
following proposals:
1.	Election of Directors		For		Withhold	Directors Recommend
Nominees:
	1a.	Charles L. Barmonde	☐		☐	For

	1b.	Richard A. Boehne	☐		☐	For

	1c.	Kelly P. Conlin	☐		☐	For

	1d.	John W. Hayden	☐		☐	For

	1e.	Anne M. La Dow	☐		☐	For

	1f.	Mary McCabe Peirce	☐		☐	For

			For	Against	Abstain

2.	Advisory (non-binding) vote to approve named executive officer compensation.		☐	☐	☐	For

3.	Approve an amendment to The E. W. Scripps Company 2010 Long-Term Incentive Plan.		☐	☐	☐	For

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M85566-P59674-Z64782

THE E.W. SCRIPPS COMPANY
Annual Meeting of Shareholders
May 4, 2015 4:00 PM (Local Time)
This proxy is solicited by the Board of Directors

The undersigned appoints Timothy M. Wesolowski and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Monday, May 4, 2015 at 4:00 p.m. (Local Time) at the Scripps Center 10th Floor Conference Center, 312 Walnut Street, Cincinnati, OH 45202, and any and all adjournments thereof, as set forth on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified and FOR items 2 and 3

Continued and to be signed on reverse side